                                          Pages where confidential treatment has
                                          been requested have the words
                                          "Confidential Treatment Requested"
                                          typed at the bottom of the page, and
                                          the appropriate information has been
                                          marked with asterisks.

                                   EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                              TABLE OF CONTENTS

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ARTICLE I PURCHASE AND SALE OF COMPANY SHARES .............................     1

      Section 1.1 Basic Transaction .......................................     1
      Section 1.2 Purchase Price for Sellers' Company Shares ..............     2
      Section 1.3 Additional Payments .....................................     2

                  1.3.1 Individual Products ...............................     2
                  1.3.2 Bundled Products ..................................     2
                  1.3.3 Services ..........................................     3
                  1.3.4 Offsets Against Additional Payments ...............     3

                        1.3.4.1 In General ................................     3
                        1.3.4.2 Teja Severance ............................     3

                  1.3.5 Pricing and Discounts; Ordinary Course of Business      3
                  1.3.6 Competing Products ................................     3
                  1.3.7 Payment of Additional Payments ....................     4
                  1.3.8 Earnout Rate Adjustments to be Negotiated .........     4

      Section 1.4 Target Payments .........................................     4

                  1.4.1 First Target Payment ..............................     4
                  1.4.2 Second Target Payment .............................     4
                  1.4.3 Payment of Target Payments ........................     4

      Section 1.5 No Additional Payments or Target Payments on Maintenance,
                  Evaluations or Other Products and Services ..............     5
      Section 1.6 Customer Payments .......................................     5

                  1.6.1 Measurement .......................................     5
                  1.6.2 Offsets ...........................................     6
                  1.6.3 Ordinary Course of Business .......................     6

      Section 1.7 Terms of Payment ........................................     6
      Section 1.8 Alternative Dispute Resolution Procedure ................     6

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ARTICLE II CLOSING .................................................      7

      Section 2.1 Closing ..........................................      7
      Section 2.2 Deliveries at the Closing ........................      7
      Section 2.3 Taxes and Fees ...................................      7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PRINCIPALS
            CONCERNING THE COMPANY .................................      7

      Section 3.1 Organization, Qualification, and Corporate Power .      7
      Section 3.2 Books and Records ................................      8
      Section 3.3 Capitalization ...................................      8
      Section 3.4 Subsidiaries .....................................      8
      Section 3.5 Noncontravention .................................      8
      Section 3.6 Brokers' Fees ....................................      9
      Section 3.7 Ownership of Assets; Sufficiency .................      9
      Section 3.8 Financial Statements .............................      9

                  3.8.1 Schedules; Accuracy ........................      9
                  3.8.2 Events Subsequent to June 30 Year End ......     10
                  3.8.3 Undisclosed Liabilities ....................     12

      Section 3.9 Equipment and Receivables ........................     12

                  3.9.1 Equipment and Tangible Assets ..............     12
                  3.9.2 Receivables ................................     12

      Section 3.10 Software; Intellectual Property .................     13

                  3.10.1 Identification; Title .....................     13
                  3.10.2 The Software ..............................     13

                        3.10.2.1 Source Code .......................     13
                        3.10.2.2 Software Authors ..................     13
                        3.10.2.3 Defects ...........................     14
                        3.10.2.4 No Third-Party Rights .............     14
                        3.10.2.5 Documentation:  Fixes; Maintenance;
                                    Warranties .....................     14
                        3.10.2.6 Embedded Products .................     14

                  3.10.3 Intellectual Property Other Than Software .     15
                  3.10.4 Confidential Information ..................     15
                  3.10.5 Patent Applications .......................     15

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                  3.10.6 No Infringement; No Third-Party Infringement     15

      Section 3.11 Contracts; No Defaults ...........................     15
                  3.11.1 Contracts ..................................     15
                  3.11.2 Copies of Contracts; Full Force and Effect .     16

      Section 3.12 Real Property; Leases ............................     16
      Section 3.13 Compliance with Laws .............................     16

                  3.13.1 Legal Requirements .........................     16
                  3.13.2 Governmental Authorizations ................     17

      Section 3.14 Tax Matters ......................................     17

                  3.14.1 Tax Returns ................................     17
                  3.14.2 Withholding ................................     17
                  3.14.3 Tax Disputes ...............................     17
                  3.14.4 Waivers and Extensions .....................     18
                  3.14.5 Tax Information ............................     18
                  3.14.6 Unpaid Taxes ...............................     18

      Section 3.15 Insurance ........................................     18
      Section 3.16 Litigation .......................................     18
      Section 3.17 Product Warranty .................................     18
      Section 3.18 Employees ........................................     19

                  3.18.1 Labor Relations ............................     19
                  3.18.2 Employment Terms ...........................     19

      Section 3.19 Employee Benefits ................................     19
      Section 3.20 Certain Business Relationships with the Company ..     20
      Section 3.21 Certain Payments .................................     21
      Section 3.22 Bank Accounts ....................................     21
      Section 3.23 Guaranties .......................................     21
      Section 3.24 Change of Control Payments .......................     21

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLERS
            CONCERNING THE TRANSACTION ..............................     21

      Section 4.1 Organization of Certain Sellers ...................     21
      Section 4.2 Authorization of Transaction ......................     21
      Section 4.3 Noncontravention ..................................     22
      Section 4.4 Citizenship and Tax Returns .......................     22

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      Section 4.5 Company Shares; Title .........................     22
      Section 4.6 Intellectual Property .........................     22
      Section 4.7 Brokers' Fees .................................     23
      Section 4.8 Certain Business Relationships with the Company     23
      Section 4.9 Litigation ....................................     23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ...............     23

      Section 5.1 Organization of Buyer .........................     23
      Section 5.2 Authorization of Transaction ..................     24
      Section 5.3 Noncontravention ..............................     24
      Section 5.4 Brokers' Fees .................................     24

ARTICLE VI COVENANTS ............................................     24

      Section 6.1 Covenants to be Effective at Closing ..........     24

                  6.1.1 Termination of Shareholder Agreement ....     24

      Section 6.2 Post-Closing Covenants ........................     24

                  6.2.1 General .................................     24
                  6.2.2 Litigation Support ......................     25
                  6.2.3 Transition ..............................     25
                  6.2.4 Confidentiality .........................     25
                  6.2.5 Audit Rights ............................     26
                  6.2.6 Continuing Support ......................     26
                  6.2.7 Recordkeeping ...........................     26

ARTICLE VII CONDITIONS PRECEDENT ................................     27

      Section 7.1 Conditions to the Obligations of Buyer ........     27

                  7.1.1 Representations and Warranties ..........     27
                  7.1.2 No Material Adverse Change ..............     27
                  7.1.3 Disclosure Schedule Delivered ...........     27
                  7.1.4 Obtaining of Consents and Approvals .....     27
                  7.1.5 Performance by Sellers ..................     27
                  7.1.6 Absence of Litigation ...................     27
                  7.1.7 Governmental Approvals ..................     28
                  7.1.8 Employment Agreements; Other Employees ..     28
                  7.1.9 Noncompetition Agreements ...............     28
                  7.1.10 Resignations ...........................     28


                                       v
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                  7.1.11 Independent Accountants' Advice ..............     28
                  7.1.12 Opinion of Sellers' Counsel ..................     28
                  7.1.13 Delivery of Documents ........................     28
                  7.1.14 Waiver .......................................     29

      Section 7.2 Conditions to Obligation of Sellers .................     29

                  7.2.1 Representations and Warranties ................     29
                  7.2.2 Performance by Buyer ..........................     29
                  7.2.3 Absence of Litigation .........................     30
                  7.2.4 Stock Option Awards ...........................     30
                  7.2.5 Opinion of Buyer's Counsel ....................     30
                  7.2.6 Delivery of Documents .........................     30
                  7.2.7 Waiver ........................................     30

ARTICLE VIII      JOINT ACTION BY SELLERS; SELLERS' REPRESENTATIVE;
                  REMEDIES FOR BREACHES OF THIS AGREEMENT .............     30

      Section 8.1 Majority Action by Sellers ..........................     30
      Section 8.2 Sellers' Representative .............................     31
      Section 8.3 Survival of Representations, Warranties and Covenants     31
      Section 8.4 Indemnification Provisions for Benefit of Buyer .....     31
      Section 8.5 Indemnification Provisions for Benefit of Sellers ...     32

                  8.5.1 In General ....................................     32
                  8.5.2 Procedure for Majority Action .................     32

      Section 8.6 Matters Involving Third Parties .....................     32

                  8.6.1 Notice ........................................     32
                  8.6.2 Defense of Claims .............................     33

                        8.6.2.1 In General ............................     33
                        8.6.2.2 Defense Costs for Infringement Claims .     33

                  8.6.3 Settlement ....................................     34
                  8.6.4 Cooperation ...................................     34

      Section 8.7 Determination of Adverse Consequences ...............     34
      Section 8.8 Limitations on Indemnification ......................     34

                  8.8.1 Basket ........................................     34


                                       vi
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                  8.8.2 Cap .........................................     35
                  8.8.3 Contribution ................................     35

      Section 8.9 Waiver of Company Indemnification .................     35
      Section 8.10 Offset ...........................................     35
ARTICLE IX DEFINITIONS ..............................................     36

ARTICLE X MISCELLANEOUS .............................................     47

      Section 10.1 Press Releases and Public Announcements ..........     47
      Section 10.2 No Third-Party Beneficiaries .....................     47
      Section 10.3 Entire Agreement .................................     47
      Section 10.4 Succession and Assignment ........................     47
      Section 10.5 Counterparts .....................................     47
      Section 10.6 Headings .........................................     47
      Section 10.7 Notices ..........................................     47
      Section 10.8 Governing Law ....................................     49
      Section 10.9 Amendments and Waivers ...........................     49
      Section 10.10 Severability ....................................     49
      Section 10.11 Expenses ........................................     49
      Section 10.12 Construction ....................................     49
      Section 10.13 Incorporation of Exhibits and Disclosure Schedule     50
      Section 10.14 Specific Performance ............................     50
      Section 10.15 Submission to Jurisdiction and Venue ............     50
      Section 10.16 Waiver of Jury Trial ............................     50
      Section 10.17 Interest on Amounts Past Due ....................     51

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT ("Agreement") made as of the 12th day of January, 1998, between Viasoft, Inc., a Delaware corporation ("Buyer"), Michael Howatt Mabey ("Mabey"), Nashirali Samanani ("Samanani") and the persons and entities named as sellers on the signature page of this Agreement (each individually a "Seller" and collectively "Sellers").

                                   WITNESSETH:

      WHEREAS, Sellers in the aggregate own all of the capital stock of EraSoft Technologies Inc., a body corporate incorporated under the laws of the Province of Alberta (the "Company").

      WHEREAS, Mabey and Samanani are the principal shareholders of certain corporations that are principal Sellers and are officers and directors of the Company.

      WHEREAS, this Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, all of the issued and outstanding capital stock of the Company on the terms and conditions set forth below.

      WHEREAS, Buyer and Sellers are unable to agree on a sum certain for the full amount of the consideration for the Company Shares as a result of their inability to agree on the fair market value of the Company Shares other than by reference to future performance of the Company as set forth herein.

      WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings specified in Article IX below.

      NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and each intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                       PURCHASE AND SALE OF COMPANY SHARES

      Section 1.1 Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each Seller, and Sellers jointly and severally agree to sell to Buyer, all of Sellers' Company Shares for the consideration specified in this Article I.

      Section 1.2 Purchase Price for Sellers' Company Shares. For the purchase of the Company Shares held by Sellers, Buyer agrees to (i) pay to Sellers at the Closing an amount equal to Seven Million Seven Hundred Fifty Thousand US Dollars (US $7,750,000), minus the amount of the Closing Debt (the "Closing Payment"),
(ii) pay to Sellers the Additional Payments, if any, specified in Section 1.3 below, (iii) pay to Sellers the Target Payments, if any, specified in Section
1.4 below, and (iv) pay to Sellers the Customer Payments, if any, specified in
Section 1.6 below.

      Section 1.3 Additional Payments. Subject to Section 1.5, in addition to the Closing Payment, Buyer agrees to pay to Sellers additional consideration ("Additional Payments") for the Company Shares with reference to each copy of an Earnout Product (i) licensed, sublicensed, leased or sold to an End User (collectively, "Licensed"), or (ii) used in connection with a services engagement for an End User, in the case of (i) and (ii) anywhere in the world during the Earnout Term by Buyer, an Affiliate of Buyer or a Third Party Licensor, as follows:

            1.3.1. Individual Products. The Additional Payment for the Company Shares with reference to each copy of an Earnout Product Licensed by Buyer (or an Affiliate of Buyer) as an individual product shall be an amount equal to the License Revenue invoiced by Buyer (or any of its Affiliates) for such Earnout Product, multiplied by the applicable Earnout Rate. The Additional Payment for the Company Shares with reference to each copy of an Earnout Product Licensed by a Third Party Licensor as an individual product shall be an amount equal to the License Revenue invoiced by Buyer (or any of its Affiliates) to such Third Party Licensor in connection with such transaction, multiplied by the applicable Earnout Rate.

            1.3.2. Bundled Products. The Additional Payment for the Company Shares with reference to each transaction in which an Earnout Product is bundled with one or more other Buyer products and/or Third Party Licensor products Licensed by Buyer (or an Affiliate of Buyer) shall be an amount equal to the then-current List Price of Buyer in the applicable territory for such Earnout Product, multiplied by the applicable Earnout Rate, the product of which shall be multiplied by a fraction, the numerator of which is (i) the Bundled Revenue invoiced by Buyer (or any of its Affiliates) for such bundled suite of products, and the denominator of which is (ii) the aggregate then-current unbundled List Prices of Buyer and/or the Third Party Licensor in the applicable territory for the individual component products of Buyer and/or the Third Party Licensor bundled and Licensed in such transaction. The Additional Payment for the Company Shares with reference to each transaction in which an Earnout Product is bundled with one or more other Buyer products and/or Third Party Licensor products Licensed by a Third Party Licensor shall be an amount equal to the Bundled Revenue invoiced by Buyer (or any of its Affiliates) to such Third Party Licensor for products of Buyer in connection with such transaction, multiplied by the applicable Earnout Rate, the product of which shall be multiplied by a fraction, the numerator of which is (i) the then-current List Price of Buyer in the applicable territory for such Earnout Product, and the denominator of which is (ii) the aggregate then-current unbundled List Prices of Buyer in the applicable territory for the individual component products of Buyer bundled and Licensed in such transaction.

            1.3.3. Services. The Additional Payment for the Company Shares with reference to each services engagement performed by Buyer, an Affiliate of Buyer or a Third Party Licensor for an End User using an Earnout Product shall be an amount equal to five percent (5%) of the then-current List Price of Buyer for such Earnout Product in the applicable territory (such List Price to be determined as if the End User had directly Licensed the Earnout Product for the use contemplated in such services engagement), multiplied by the number of whole or fractional months such Earnout Product is so used ("Qualifying Service Revenue"), the product of which shall be multiplied by the applicable Earnout Rate; provided, that no Additional Payment shall be payable under this Section
1.3.3 with respect to such a services engagement if (i) the End User has Licensed the Earnout Product used in the engagement or (ii) a Third Party Licensor performing the engagement has Licensed the Earnout Product used in the engagement under an agreement with Buyer or its Affiliates that permits such use without a separate End User License (and in the case of (i) and (ii) an Additional Payment is payable under Section 1.3.1 or 1.3.2 above).

            1.3.4. Offsets Against Additional Payments.

                 1.3.4.1. In General. Additional Payments shall be reduced in any quarter by the amount of any Additional Payment previously credited or paid with respect to License Revenue or Qualifying Services Revenue from any Earnout Product or services engagement that is returned, canceled or adjusted by Buyer, or deemed uncollectible by Buyer in accordance with GAAP, in that quarter ("Canceled License Revenue") and Buyer may deduct and offset any Canceled License Revenue from payments otherwise due to Sellers under this Agreement. Any License Revenue or Qualifying Services Revenue deemed uncollectible by Buyer that is subsequently collected shall be treated as invoiced again by Buyer in the quarter it is collected.

                 1.3.4.2. Teja Severance. Buyer may deduct and offset against any Additional Payments otherwise due to Sellers an amount equal to one-half (1/2) of any severance compensation obligation payable to Karim Teja by the Company after the Closing Date.

            1.3.5. Pricing and Discounts; Ordinary Course of Business. Buyer and its Affiliates and Third Party Licensors shall have sole discretion to establish prices, discounts, commissions, returns, cancellations, adjustments, and uncollectible accounts with respect to the Earnout Products Licensed by them and Maintenance and services provided by them; provided, that such determinations shall be made in good faith in the Ordinary Course of Business and not for the purpose of using the Earnout Products as a "loss leader" for other products and services. Without the written consent of Sellers by Majority Action, Buyer and its Affiliates shall not market, nor permit any Third Party Licensor to market, the Earnout Products in a manner to cause revenue to be received by Buyer or its Affiliates with respect thereto other than pursuant to invoices by Buyer and its Affiliates as contemplated in this Section 1.3.

            1.3.6. Competing Products. Buyer and its Affiliates shall not, without the written consent of Sellers by Majority Action, License any Competing Products to End Users or Third Party Licensors during the Earnout Term; provided, that Buyer and its Affiliates may

License Competing Products if either Mabey or any two or more of the other persons listed in Section 7.1.8 of this Agreement shall have resigned employment with the Company on or before December 31, 1998.

            1.3.7. Payment of Additional Payments. Buyer shall provide quarterly reports of Additional Payments due under this Agreement within sixty (60) days after the end of each calendar quarter during the Earnout Term. Each quarterly report shall list the End User, Third Party Licensor (if applicable) and amount of License Revenue, Qualifying Service Revenue and Bundled Revenue invoiced to each End User and Third Party Licensor during the calendar quarter reported. Each such quarterly report shall be accompanied by payment of any Additional Payments due with respect to the quarter reported, net of any offsets permitted by Section 1.3.4; provided that the final payment of Additional Payments payable with respect to the last quarter of the Earnout Term shall be due within 150 days after the end of the Earnout Term.

            1.3.8. Earnout Rate Adjustments to be Negotiated. If Buyer proposes to develop or market a Derivation that would constitute an Earnout Product under this Agreement and Buyer notifies Sellers that Buyer believes that such Derivation ("Proposed Earnout Product") would not be economically feasible if the Earnout Rate is applicable thereto, Buyer, Mabey and Samanani will negotiate in good faith to consider an appropriate adjustment to the Earnout Rate for such Proposed Earnout Product, taking into consideration the magnitude and significance of the Company Intellectual Property to be included therein, the scope and characteristics of the proposed customer market and other relevant factors; provided, that any such adjustment shall be implemented only if it is mutually approved in writing by Buyer and Sellers acting by Majority Action, which approval shall not be unreasonably withheld.

      Section 1.4 Target Payments. Subject to Section 1.5, in addition to the Closing Payment and the Additional Payments, if any, Buyer agrees to pay to Sellers additional consideration ("Target Payments") for the Company Shares on the following terms and conditions:

            1.4.1. First Target Payment. If Buyer and its Affiliates invoice Target Revenue during the Earnout Term in excess of ******* US Dollars (US $*******), then Buyer shall pay to Sellers Six Hundred and Twenty-five Thousand US Dollars (US $625,000) (the "First Target Payment").

            1.4.2. Second Target Payment. If Buyer and its Affiliates invoice Target Revenue during the Earnout Term in excess of ******* US Dollars (US $*******), then Buyer shall pay to Sellers Six Hundred and Twenty-five Thousand US Dollars (US $625,000) (the "Second Target Payment").

            1.4.3. Payment of Target Payments. The First Target Payment or Second Target Payment, if any, shall be paid within sixty (60) days of the end of the calendar quarter in which such Target Payment is earned; provided, that if a Target Payment is due with respect to the last quarter of the Earnout Term, then such Target Payment shall be due within 150 days after the end of the Earnout Term.


                                       4
                        CONFIDENTIAL TREATMENT REQUESTED

      Section 1.5 No Additional Payments or Target Payments on Maintenance, Evaluations or Other Products and Services. Notwithstanding any provision hereof to the contrary, Additional Payments and Target Payments shall be payable under this Agreement only with respect to Earnout Products and transactions expressly described in Sections 1.3 and 1.4. Without limiting the generality of the foregoing, no Additional Payment, Target Payments, compensation or other amount shall be payable by Buyer in connection with any of the following:

            1.5.1. Maintenance revenues received by Buyer, its Affiliates or any Third Party Licensor with respect to Earnout Products or otherwise, except as expressly contemplated by this Agreement;

            1.5.2. Any product or service of Buyer, its Affiliates or any Third Party Licensor other than Earnout Products either Licensed or used in connection with a services engagement during the Earnout Term as expressly set forth in Sections 1.3 and 1.4.

            1.5.3. Any use by Buyer, its Affiliates or Third Party Licensors of the Earnout Products for internal use, customer demonstrations and evaluations or other similar non-revenue bearing marketing purposes. Without limiting the generality of the foregoing, Buyer, its Affiliates and Third Party Licensors may enter into payment-free demonstration and evaluation licenses in the Ordinary Course of Business with potential End Users with respect to the Earnout Products without incurring any obligation to pay Additional Payments or Target Payments under this Agreement.

      Section 1.6 Customer Payments. In addition to the Closing Payment, the Additional payments, if any, and the Target Payments, if any, Buyer agrees to pay to Sellers additional consideration for the Shares in an amount not to exceed Seven Hundred Thousand US Dollars (US $700,000) ("Customer Payments") as follows:

            1.6.1. Measurement. Buyer shall pay to Sellers, within fifteen (15) days of receipt thereof or on the Closing Date, whichever is later, an amount equal to collections actually received by the Company or Buyer prior to or after the Closing with respect to Software license revenue and combined Software license and Maintenance revenue invoiced by the Company to End Users in accordance with the Company's historical practice prior to the Closing Date pursuant to each Selected End User License (the "Selected Company Revenue"), minus (i) commissions payable to Company employees, value added relicensors and other third parties thereon, (ii) returns, cancellations and adjustments agreed to between the Company and the End User prior to or after the Closing, (iii) sales, use and goods and services taxes owed thereon and not collected from the End User, and (iv) an amount equal to the Company Maintenance Deduction. For purposes of this Agreement, "Selected End User Licenses" means all End User Licenses entered into by the Company and any End User on or after November 26, 1997 and prior to the Closing Date and set forth on Schedule 1.6.1 delivered hereunder. An example of the foregoing calculations is set forth on Schedule 1.6.1.A delivered hereunder.

            1.6.2. Offsets. Each Customer Payment shall be reduced by the amount of the Company Maintenance Deduction regardless of whether Maintenance is provided under the initial Selected End User License or subsequently pursuant to an option granted to the End User thereunder, in which case Buyer may offset the Company Maintenance Deduction against other amounts payable to Sellers under this Agreement. Buyer may also offset any amounts deductible from Selected Company Revenue pursuant to Section 1.6.1(i), (ii) or (iii) above that arise after payment of a Customer Payment against other amounts payable to Sellers under this Agreement if they were not previously deducted for purposes of determining Customer Payments.

            1.6.3. Ordinary Course of Business. Sellers shall cause the Company to enter into any Selected End User Licenses in good faith in the Ordinary Course of Business on terms and conditions comparable to the Company's historical practice, without any unusual or extraordinary discounts, incentives, terms, conditions or commissions. Sellers shall further cause the Company to operate in the Ordinary Course of Business so that the Company's efforts with respect to Selected End User Licenses shall not detract from the Company's "pipeline" of customer prospects.

      Section 1.7 Terms of Payment. All payments owed by Buyer to Sellers under this Agreement shall be paid in United States Dollars, net of any and all applicable withholding Taxes and other levies and charges of Governmental Bodies. Buyer shall timely remit such Taxes and other levies and charges to the appropriate Governmental Body. Buyer's obligation to make each such payment shall be conditioned on Sellers having provided to Buyer at its request in writing at least ten (10) days in advance of any payment date all information with respect to each Seller required by any Governmental Body from time to time for Buyer to comply with such withholding and remittance obligations, including without limitation delivery at the Closing of U.S. Internal Revenue Service Forms 8233 or 1001, as applicable, with respect to each Seller (the "Withholding Forms"). If any Governmental Body shall notify Buyer that withholding Taxes or other levies or charges are payable with respect to any payment previously made to Sellers by Buyer under this Agreement, Buyer shall remit the same to the appropriate Governmental Body and Sellers shall promptly reimburse Buyer for the amount of such payment. Additional Payments, Target Payments and Customer Payments pursuant to Sections 1.3, 1.4 and 1.6 with respect to amounts payable to Buyer or its Affiliates in foreign currencies shall be based on the foreign currency exchange rates used by Buyer from time to time for financial reporting purposes.

      Section 1.8 Alternative Dispute Resolution Procedure. In the event of any dispute among the Parties with respect to (i) the timing or amount of any payment of Additional Payments, Target Payments or Customer Payments, (ii) whether a product constitutes a Competing Product or Derivative or (iii) any other matter set forth in this Article I, the Parties shall pursue the alternative dispute resolution procedures set forth in Exhibit A as their exclusive remedy for such dispute.

                                   ARTICLE II
                                     CLOSING

      Section 2.1 Closing. The Closing ("Closing") of the transactions contemplated by this Agreement shall take place at the offices of Macleod Dixon, in Calgary, Alberta, at 10:00 a.m., local time on the date this Agreement is executed and delivered by all Parties, or such other place and time as the Parties shall mutually agree in writing (the "Closing Date").

      Section 2.2 Deliveries at the Closing. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in Section 7.1 below, (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in Section 7.2 below, (iii) each Seller will deliver to Buyer a certificate or certificates representing the number of Company Shares owned by such Seller as set forth in the Disclosure Schedule, in form reasonably satisfactory to Buyer and its counsel and (iv) Buyer will deliver to the Sellers' Representative the Closing Payment.

      Section 2.3 Taxes and Fees. Sellers shall be responsible for any applicable documentary, stamp, use, filing, recording, sales, transfer and other Taxes or fees due or payable as a result of the conveyance, assignment, transfer or delivery of the Company Shares by Sellers to Buyer under this Agreement. Buyer represents and warrants that it has no Knowledge of any such Taxes or fees generally applicable under United States federal laws and Arizona law to such transactions, other than Taxes based on income and capital gains, if any.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                        PRINCIPALS CONCERNING THE COMPANY

      The Principals jointly and severally represent and warrant to Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made as of the Closing Date), except as set forth in the disclosure schedule delivered by Sellers to Buyer on the date hereof (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Article III.

      Section 3.1 Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta. The Company is a "private company" as that term is defined in the Securities Act (Alberta). The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required as set forth in the Disclosure Schedule. The Company has full corporate power and authority and all public and private concessions, licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 3.1 of the Disclosure Schedule includes a correct and complete copy of the Organizational Documents, and lists the directors and officers, of the Company.

      Section 3.2 Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. Without limiting the generality of the foregoing, the minute books of the Company contain complete and accurate records of all official meetings held of, and corporation action taken by, the shareholders, the board of directors, and committees of the board of directors of the Company, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of the Company.

      Section 3.3 Capitalization. The authorized, issued and outstanding capital stock of the Company are as set forth in Section 3.3 of the Disclosure Schedule. No repayments of the stated capital have been made with respect to the Company Shares. All of the Company Shares are issued and outstanding, have been duly authorized and are validly issued, fully paid, and nonassessable. The Company Shares are held of record and beneficially by the respective Sellers as set forth in Section 3.3 of the Disclosure Schedule, except for the beneficial ownership described therein of the beneficiaries of any Sellers that are trusts. Except for the Company Shares set forth in such Section 3.3, there are no equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in such Section 3.3, there are no outstanding or authorized options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any character that could require the Company to issue, deliver, sell, or otherwise cause to become outstanding, or to transfer, any capital stock or other equity securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth in such Section 3.3, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer or disposition of the capital stock of the Company. Certificates have been issued with respect to the Company Shares in the form and denominations set forth in Section 3.3 of the Disclosure Schedule and no legend or other reference to any purported Security Interest appears upon any certificate representing Company Shares. None of the Company Shares or other securities of the Company has been issued, redeemed or repurchased in violation of any Legal Requirements.

      Section 3.4 Subsidiaries. The Company has no Subsidiaries. The Company does not own or control, directly or indirectly, or have any direct or indirect equity or ownership interest or participation as sub-participation in, any Person or have any similar arrangement.

      Section 3.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any Legal Requirement to which the Company is subject or any provision of the Organizational Documents of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, Contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it or any of its assets is bound (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order for Sellers to consummate the transactions contemplated by this Agreement, except as set forth in Section 3.5 to the Disclosure Schedule.

      Section 3.6 Brokers' Fees. The Company has no Liability, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, following the Closing the Company shall have no Liability pursuant to or in connection with that certain Work Agreement dated April 12, 1997 between the Company and Concord, except for any unpaid monthly retainer and expense reimbursements payable pursuant thereto through the Closing Date.

      Section 3.7 Ownership of Assets; Sufficiency. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the December 31 Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the December 31 Balance Sheet. Such properties and assets constitute all of the properties and assets necessary for the conduct of the business presently conducted by the Company. All tangible properties and assets of the Company are located at the principal offices of the Company except as set forth in Section 3.7 of the Disclosure Schedule. All of the properties and assets purchased or otherwise acquired by the Company since the date of the December 31 Balance Sheet (except for supplies, inventory, and personal property acquired since the date of the December 31 Balance Sheet in the Ordinary Course of Business) are listed in Section 3.7 of the Disclosure Schedule.

      Section 3.8 Financial Statements.

            3.8.1. Schedules; Accuracy. Attached hereto as Section 3.8.1 of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of operations and deficit and changes in financial position for the period from incorporation on May 1, 1996 through June 30, 1996, and for the year ended June 30, 1997 (the latter being "June 30 Year End"), and (ii) unaudited balance sheets and statement of operations and deficit (the "December 31 Financial Statements") as of and for the six months ended December 31, 1997 for the Company. The Financial Statements (including the notes thereto), have been prepared by the Company in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial position of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company; provided, however, that the December 31 Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

            3.8.2. Events Subsequent to June 30 Year End. Since the June 30 Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, except as described in Section 3.8.2 of the Disclosure Schedule since the June 30 Year End:

                 3.8.2.1. the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                 3.8.2.2. the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                 3.8.2.3. no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound;

                  3.8.2.4. the Company has not imposed any Security Interest upon any of its assets;

                  3.8.2.5. the Company has not made any capital expenditure (or series of related capital expenditures) involving more than $5,000;

                 3.8.2.6. the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                 3.8.2.7. the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                  3.8.2.8. the Company has not delayed or postponed the payment of accounts payable and other Liabilities;

                  3.8.2.9. there has been no change made or authorized in the Organizational Documents of the Company;

                 3.8.2.10. the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of the capital stock of the Company;

                 3.8.2.11. the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind), or redeemed, purchased, or otherwise acquired any of its capital stock;

                  3.8.2.12. the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims);

                 3.8.2.13. the Company has not sold, leased or otherwise disposed of, or granted any license or sublicense or other rights under or with respect to, any Software or other Company Intellectual Property other than pursuant to End-User Licenses, or received notice of termination of any license, maintenance, distribution, dealer, sales representative, consulting, joint venture, credit or similar agreement;

                  3.8.2.14. the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its assets or property;

                 3.8.2.15. the Company has not made any loan to or repaid any loan from, any of Sellers or their respective Affiliates (including without limitation any advances or payments with respect to the Closing Debt), or entered into any other transaction with, or made any payments or other distributions to, any of Sellers or their respective Affiliates, except for compensation in the Ordinary Course of Business;

                 3.8.2.16. the Company has not made any loan to, entered into any other transaction with, or made any payments or other distributions to, any of its directors, officers and employees outside the Ordinary Course of Business;

                 3.8.2.17. the Company has not entered into any employment contract, collective bargaining agreement or other agreement or obligation with any of its employees, written or oral, or modified the terms of any existing such contract, agreement or obligation outside the Ordinary Course of Business;

                  3.8.2.18. the Company has not granted any increase in the compensation of any of its employees outside the Ordinary Course of Business or any increase in the compensation of its directors or officers;

                  3.8.2.19. the Company has not adopted, amended, modified, or terminated any Employee Benefit Plan;

                 3.8.2.20. the Company has not made any fundamental or material changes in employment terms or any other change in employment terms outside the Ordinary Course of Business for any of its directors, officers and employees.

                  3.8.2.21. the Company has not made or pledged to make any charitable contribution;

                  3.8.2.22. the Company has not changed its accounting principles, methods, practices or assumptions;

                 3.8.2.23. there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company (other than any of the foregoing that relates to the software industry generally); and

                  3.8.2.24. the Company has not agreed or otherwise committed to any of the foregoing.

            3.8.3. Undisclosed Liabilities. Except as disclosed in Section 3.8.2 of the Disclosure Schedule, the Company does not have any Liability of a character required to be presented in financial statements prepared in accordance with GAAP as of the Closing Date, except for (i) Liabilities set forth on the face of the December 31 Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after December 31, 1997 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of any Legal Requirement) and (iii) those Liabilities which are described in Section 3.8.3 of the Disclosure Schedule.

      Section 3.9 Equipment and Receivables.

            3.9.1. Equipment and Tangible Assets. Section 3.9.1 of the Disclosure Schedule sets forth a complete list in reasonable detail of all equipment and other tangible assets (the "Equipment") of the Company as of the date of this Agreement and the Closing Date. Such Equipment and each such tangible asset are, to the Knowledge of the Company, free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

            3.9.2. Receivables. All Receivables of the Company represent or will represent valid obligations arising from End-User Licenses actually granted and services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Receivables are or will be as of the Closing Date current and collectible net of the respective reserves shown on the December 31 Balance Sheet or in Section 3.9.2 of the Disclosure Schedule as of the Closing Date (which reserves are adequate and calculated consistent with the Ordinary Course of Business of the Company). Except as set forth in Section 3.9.2 of the Disclosure Schedule, there is no contest, claim, or asserted right of set-off other than returns in the Ordinary

Course of Business, or any agreement with any maker of a Receivable, relating to the amount or validity of such Receivable. Section 3.9.2 of the Disclosure Schedule contains a complete and accurate list and aging of all Receivables as of December 31, 1997, which shall be updated by Seller in a supplement to
Section 3.9.2 of the Disclosure Schedule dated as of the Closing Date.

      Section 3.10 Software; Intellectual Property.

            3.10.1. Identification; Title. Section 3.10.1 of the Disclosure Schedule contains a complete and accurate list of the Software, including but not limited to all Intellectual Property relating to the Software; provided, that with respect to Trade Secrets, Confidential Information and Know-How, such list is intended only as a summary sufficient to identify the Software. Except as set forth in Section 3.10.1 of the Disclosure Schedule, and subject to rights of third parties in Embedded Products as disclosed in Section 3.10.2.6, the Company has all of the worldwide right, title, and interest in and to all of the Company Intellectual Property (including the Software), free and clear of any and all Security Interests and claims and rights of third parties or any of Sellers (except for Embedded Products and rights pursuant to End-User Licenses listed in Section 3.10.1 of the Disclosure Schedule). All of the Company Intellectual Property (other than patent applications) is valid, subsisting and enforceable in the United States, Canada and the United Kingdom and in addition with respect to Copyrights, all countries that are members of the Berne Convention and recognize software as subject to Copyright protection. Sellers, Mabey and Samanani have previously assigned all of their individual and collective right, title and interest, if any, in and to the Company Intellectual Property to the Company and waived any and all moral rights, if any, of Sellers, Mabey and Samanani therein. The Company has not, by any of its acts or omissions, or by acts or omissions of its Affiliates, directors, officers, employees, agents, or representatives caused any of the Company Intellectual Property rights to be transferred, diminished, abandoned, waived, extinguished, or adversely affected to any material extent. The Company has not received any notice, and the Company and Sellers have no Knowledge, of any complaint, claim, assertion, challenge, threat or allegation by any third party or any Seller relating to any of the Company Intellectual Property.

            3.10.2. The Software.

                 3.10.2.1. Source Code. The Company is in actual and sole possession of the complete source code of the Software and all related Documentation except for any source code and related Documentation that are in the possession of an escrow agent or the United States Patent and Trademark Office, or any Software user documentation in the possession of an End User under an End-User License, in each case as listed in Section 3.10.1 of the Disclosure Schedule.

                 3.10.2.2. Software Authors. Section 3.10.2.2 of the Disclosure Schedule lists all Software Authors. All of the right, title and interest, if any, of each of the Software Authors in the Software and in all inventions or other work product created or developed by the Software Authors within the scope of employment with the Company, and in each contribution of the Software Authors to the foregoing, and in all of the Company Intellectual Property in the foregoing, is owned by the Company either by operation of law, by agreement, by transfer, or otherwise. Except as set forth in Section 3.10.2 of the Disclosure Schedule, the Software (except for the Embedded Products) is original with the Company or the Software Authors and does not contain any material created by any parties other than the Software Authors.

                 3.10.2.3. Defects. Except as described in Section 3.10.2.3 of the Disclosure Schedule, there are no defects or errors in the Software, which would in any material respect impair the Company's or any End User's use of the Software or the performance of the Software in accordance with the specifications and all Documentation for the Software (excluding any defects or errors arising or discovered in the Ordinary Course of Business which as a whole are not material to the overall performance of the Software operating on the platforms identified in Section 3.10.1 of the Disclosure Schedule); except as described in Section 3.10.2.3 of the Disclosure Schedule, the Software has all the material features and functionality and will perform substantially as described in all Documentation and, to the Knowledge of the Company and Sellers, the Software does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," or "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase the Software, hardware or data, or to perform any other similar type of functions.

                 3.10.2.4. No Third-Party Rights. Except with respect to Embedded Products and End-User Licenses, no Person other than the Company has any right, interest or claim of any kind or nature in, or related to the Software. No facilities or funding from any Governmental Body or university or college were used in the development of the Software and the Software was not developed pursuant to a contract with any Person (except for independent contractors hired by the Company who have assigned all of their rights to the Company).

                 3.10.2.5. Documentation: Fixes; Maintenance; Warranties. The Documentation contains all written materials necessary for a person of ordinary skill in the art of computer programming to readily understand and implement the structure, sequence of instructions, organization and operation of the Software such that the Software can be used, modified, and enhanced by such a person without the aid of any other materials or assistance other than Embedded Products. The Company has in its possession complete and accurate records of the Company with respect to all Software fixes (including fixes currently in progress), problem lists, maintenance of the Software, modifications and enhancements, customer complaints, and all warranty claims ever received (including any pending claims) relating to the Software which were in the Company's possession or control. Except as set forth in Section 3.10.2.5 of the Disclosure Schedule, the Company has made no oral or written representations or warranties with respect to the Software.

                 3.10.2.6. Embedded Products. Section 3.10.2.6 of the Disclosure Schedule contains a complete list of all third party software which is a component of or incorporated in or specifically required to develop, use or support the Software ("Embedded Products"), and a list of any restrictions on the Company's right to use, incorporate or distribute the Embedded Products. The Company is not in violation of any license, sublicense, or agreement with respect to an Embedded Product.

            3.10.3. Intellectual Property Other Than Software. Section 3.10.3 of the Disclosure Schedule lists all of the Copyrights, Patents, Trademarks and other Intellectual Property, other than the Intellectual Property relating to Software, which has been registered by or is the subject of an application for registration by the Company, and all Intellectual Property other than Intellectual Property relating to Software which has been licensed by the Company.

            3.10.4. Confidential Information. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality, and value of the Confidential Information of the Company including, when appropriate to protect its rights in such Confidential Information, entering into agreements that acknowledge that such Confidential Information is proprietary to the Company and is not to be disclosed except as authorized by the Company nor misused. No material portion of such Confidential Information is in the public domain, nor has been used, disclosed, or appropriated for the benefit of any Persons other than the Company (except pursuant to a contract listed in Section
3.11.1 of the Disclosure Schedule).

            3.10.5. Patent Applications. With respect to the patent applications included in the Company Intellectual Property, (i) the Company and its representatives and attorneys have complied with their disclosure obligations to patent authorities under applicable Legal Requirements for disclosure of the best mode of practicing the invention known to the applicable inventors and for disclosure of prior art and other material information to Governmental Bodies (e.g., the "duty of candor"), and to the best of the Company's and such inventors' Knowledge and belief, for a full written description of each invention therein and its enablement, (ii) the Company and its representatives and attorneys have disclosed to Buyer the complete file wrapper and correspondence with Governmental Bodies relating thereto and (iii) the Company and Sellers have no Knowledge or reason to believe that patents will not issue therefrom.

            3.10.6. No Infringement; No Third-Party Infringement. The Company has not infringed or misappropriated, and none of the Company Intellectual Property infringes or misappropriates, any Intellectual Property of another Person or will infringe any Patent that issues from a patent application filed on or before the Closing Date, and there is no claim pending or threatened against the Company with respect to any alleged infringement of any Intellectual Property of another Person. The Company and Sellers have no Knowledge that any Person is infringing on any Company Intellectual Property.

      Section 3.11 Contracts; No Defaults.

            3.11.1. Contracts. Section 3.11.1 of the Disclosure Schedule contains an accurate and complete list of all licenses and sublicenses of Intellectual Property of the Company and others, End-User Licenses, insurance policies, powers of attorney, agreements relating to indebtedness and other Liabilities, agreements with any Seller, or any officer, director, employee or independent contractor of the Company, leases of real and personal property, purchase orders and commitments, sales orders and commitments and all other material contracts, agreements, arrangements, proposals, bids and quotations of any kind, written or oral, relating to the assets or the business of the Company, to which any of the Company or Sellers is a party or by which the assets of the Company are bound ("Contracts") and identifies each of the foregoing by the parties, date, subject matter and term thereof.

            3.11.2. Copies of Contracts; Full Force and Effect. The Company has delivered to Buyer a correct and complete copy of each written Contract (as amended to date) (or forms thereof, where form agreements are used; provided, that any and all deviations or changes to the forms in any individual case are described in Section 3.11.1 of the Disclosure Schedule) and a written summary setting forth the terms and conditions of each oral Contract. With respect to each Contract, except as set forth in Section 3.11.1 of the Disclosure Schedule:
(i) the Contract is legal, valid, binding, enforceable and in full force and effect, except to the extent that the enforceability of any such Contract may be subject to or limited by rules of equity or by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally; (ii) there are no oral amendments or modifications to the Contract and the written terms thereof accurately set forth the agreement between the parties thereto; (iii) the Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms, without notice to or the consent of any party thereto, following the consummation of the transactions contemplated by this Agreement, including without limitation any effect of a change in control of the Company; (iv) the Company is not, and to the Knowledge of the Company and Sellers no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (v) the Company has not, and to the Knowledge of the Company and Sellers no other party has, repudiated any provision of the Contract.

      Section 3.12 Real Property; Leases. The Company does not own and has never owned any real property. Section 3.11.1 of the Disclosure Schedule lists and describes briefly all real property leases and the property leased or subleased to the Company.

      Section 3.13 Compliance with Laws.

            3.13.1. Legal Requirements. Except as set forth in Section 3.13.1 of the Disclosure Schedule, the Company, and its respective predecessors and Affiliates, is in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where the failure to be in compliance has not had and is not expected to have, a material adverse effect on the Company's business or assets. Neither the Company nor any Seller has received any notice or other communication (oral or written) from any Governmental Body or any other Person regarding, and the Company and Sellers have no Knowledge of, any actual, alleged, or potential violation of, or failure to comply with, any Legal Requirement, or any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            3.13.2. Governmental Authorizations. Section 3.13.2 of the Disclosure Schedule contains a complete and accurate list of each authorization of a Governmental Body that is material to the business of the Company. Each such authorization (the "Company Governmental Authorizations") is valid and in full force and effect and will remain in full force and effect following the consummation of the transactions contemplated by this Agreement, without any consent of, filing with, or notice to any Governmental Body. Neither the Company nor any Seller has received any notice or other communication (oral or written) from any Governmental Body or any other Person regarding, and the Company and Sellers have no Knowledge of, any actual, alleged, or potential (i) violation of or failure to comply with any term or requirement of any Company Governmental Authorization, or (ii) any revocation, withdrawal, suspension, cancellation, or modification of any Company Governmental Authorization.

      Section 3.14 Tax Matters.

            3.14.1. Tax Returns. Except as disclosed in Section 3.14.1 of the Disclosure Schedule, the Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been received by the Company from any Governmental Body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

            3.14.2. Withholding. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            3.14.3. Tax Disputes. Except as disclosed in Section 3.14.3 of the Disclosure Schedule, no Principal Seller or director or officer (or employee responsible for Tax matters) of the Company expects any Governmental Body to assess any additional Taxes relating to the Company for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Liability for Taxes of the Company either (i) claimed or raised by any Governmental Body in writing or (ii) as to which the Company or any Seller has Knowledge based upon personal contact with any agent of such Governmental Body. Section 3.14.3 of the Disclosure Schedule lists all federal, provincial, state, local, and foreign income Tax Returns filed and Taxes payable with respect to the Company since the Company's inception, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Buyer correct and complete copies of all income Tax Returns, examination reports, correspondence between the Company and any Governmental Body relating to Taxes, and statements of deficiencies assessed against or agreed to by the Company since its inception.

            3.14.4. Waivers and Extensions. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company has not refiled any Tax Return.

            3.14.5. Tax Information. Section 3.14.5 of the Disclosure Schedule sets forth the following information with respect to the Company as of June 30, 1997: (i) the Tax basis of the Company in its assets; and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to the Company.

            3.14.6. Unpaid Taxes. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid except Taxes owed but not yet payable. All sales, use and goods and services Taxes owing with respect to transactions by the Company prior to the Closing have been collected by the Company from the customers in such transactions. The unpaid Taxes of the Company (i) did not, as of December 31, 1997, exceed the reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the December 31 Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

      Section 3.15 Insurance. Section 3.11.1 of the Disclosure Schedule sets forth a list of each insurance policy to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time since its inception, copies of which have been delivered to Buyer. Section 3.15 of the Disclosure Schedule describes any self-insurance arrangements, retroactive premium adjustments or other loss-sharing arrangements affecting the Company.

      Section 3.16 Litigation. Section 3.16 of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of the Company or any of Sellers is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any Governmental Body or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.16 of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Company or Sellers has any Basis to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

      Section 3.17 Product Warranty. Each product manufactured, licensed, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments, all express warranties made by the Company and any implied warranties not effectively disclaimed by the Company. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) (i) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the December 31 Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company, or (ii) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, licensed, sold, leased, or delivered by the Company. No product manufactured, licensed, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of license, sale or lease, copies of which are set forth in Section 3.17 of the Disclosure Schedule.

      Section 3.18 Employees.

            3.18.1. Labor Relations. To the Knowledge of the Company and Sellers, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. The Company and Sellers have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

            3.18.2. Employment Terms. Section 3.18.2 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company, including each employee on leave of absence or layoff status: name; job title; and description of job responsibilities; tenure with the Company; current compensation paid or payable; any change in compensation since June 30, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee plan. All current and former employees of the Company are and were employed by the Company and reside in Canada. To the Company's and Sellers' Knowledge, no current or former employee or current or former officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or officer or director and any other Person that in any way materially adversely affected or affects (i) the performance of his or her duties as an employee or officer or director of the Company, or (ii) the ability of the Company to conduct its business, or otherwise develop and distribute the Software and other Company Intellectual Property.

      Section 3.19 Employee Benefits.

            3.19.1. Each Employee Benefit Plan (and each contract or arrangement related to or underlying the Employee Benefit Plan) complies in form and in operation in all respects with the applicable requirements of the Employment Standards Code, S.A. 1996, c.E-10.3, the Employment Insurance Act, R.S.C. 1985, c.U-1, the Workers' Compensation Act, S.A. 1981, c.W-16, the Alberta Health Care Insurance Act, R.S.A. 1980, c.A-24, the Canada Pension Plan Act, R.S.C. 1985, c.C-8, the Human Rights, Citizenship and Multiculturalism Act, R.S.A. 1980, c.H-11.7 and the Alberta Income Tax Act, R.S.C. 1985, c.A-31, all regulations made thereunder and all other applicable laws (collectively referred to as the "Employment Related Legislation").

                 3.19.1.1. All required reports and descriptions have been filed and distributed appropriately with respect to each such Employee Benefit Plan under the applicable Employment Related Legislation.

                 3.19.1.2. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan. The Company has no unfunded Liabilities under any Employee Benefit Plan.

                 3.19.1.3. The Company does not contribute to, has never contributed to and has never been required to contribute to any Employee Pension Benefit Plan. The Company does not have any Liability under any Employee Pension Benefit Plan.

                 3.19.1.4. The Company delivered to Buyer correct and complete copies of the plan documents, summary plan descriptions, insurance contracts and agreements of any nature relating to any Employee Benefit Plan.

            3.19.2. Except as set forth in Section 3.8.2 of the Disclosure Schedule, the Company does not maintain and has never maintained any Employee Benefit Plan providing medical, health or life insurance, or welfare type benefits for current, future retired or terminated employees, their spouses or their dependents. The Company does not contribute to, has never contributed to, and has never been required to contribute to any Employee Benefit Plan providing medical, health or life insurance, or welfare type benefits for current, future retired or terminated employees, their spouses or their dependents.

      Section 3.20 Certain Business Relationships with the Company. Except as set forth in Section 3.20 of the Disclosure Schedule, the directors, officers, and employees of the Company and their Affiliates do not have any ownership interest in any of the assets of the Company and to the Company's and Sellers' Knowledge, do not own, of record or as a beneficial owner, a substantial equity interest or any other financial or profit interest in any Person that has engaged in competition with the Company with respect to any line of products or services of the Company, in any market presently served by the Company except for ownership of less than five percent (5%) of the outstanding capital stock of any Person that is publicly traded on any recognized stock exchange or in the over-the-counter market in the United States or Canada. Except as set forth in
Section 3.20 of the Disclosure Schedule, no officer or director of the Company and, to the Company's and Sellers' Knowledge, none of their Affiliates, is a party to any contract with, or has any claim or right against the Company. All money owed by the Company to the Company's officers or directors or any of their Affiliates (other than for salary) is for bona fide debts and is set forth in
Section 3.20 of the Disclosure Schedule.

      Section 3.21 Certain Payments. Neither the Company, nor, to the Company's or Sellers' Knowledge, any director, officer, agent, or employee of the Company or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to pay for favorable treatment for business secured for the Company, (ii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iii) in violation of any Legal Requirements applicable to the Company, or (b) established or maintained any fund or asset belonging to the Company that has not been recorded in the books and records of the Company in accordance with GAAP.

      Section 3.22 Bank Accounts. Section 3.22 of the Disclosure Schedule contains a complete and accurate list of each bank at which the Company has an account or safety deposit box, the number of each such account or box, and the names of all persons authorized to draw on such accounts or to have access to such boxes.

      Section 3.23 Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

      Section 3.24 Change of Control Payments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of the Company from the Company, (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any benefits.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                           CONCERNING THE TRANSACTION

      Each Seller represents and warrants to Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made as of the Closing Date) with respect to such Seller:

      Section 4.1 Organization of Certain Sellers. If such Seller is a corporation, such Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation set forth in
Section 4.1 of the Disclosure Schedule.

      Section 4.2 Authorization of Transaction. Such Seller has full power and authority (including, if such Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform such Seller's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, except to the extent that the enforceability of this Agreement may be subject to or limited by rules of equity or by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

      Section 4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any Legal Requirement to which such Seller is subject or, if such Seller is other than a natural person, any provision of its Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which such Seller or any of such Seller's assets is bound. Such Seller does not need to give any notice to, make any filings with, or obtain any authorization, consent, or approval of any Governmental Body in order for such Seller to consummate the transactions contemplated by this Agreement, except as set forth in Section 4.3 to the Disclosure Schedule.

      Section 4.4 Citizenship and Tax Returns. Such Seller is a Canadian resident, or if Seller is a corporation, trust or other legal entity, is incorporated or formed under the laws of Canada.

      Section 4.5 Company Shares; Title. Such Seller holds of record and owns beneficially, and will convey to Buyer at the Closing, the number of shares of the Company Shares set forth next to such Seller's name in Section 3.3 of the Disclosure Schedule, free and clear of any restrictions on transfer (including any restrictions under applicable security laws), Taxes, Security Interests, liens, pledges, mortgages, charges, covenants, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Such Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require such Seller to sell, transfer or otherwise dispose of any of the Company Shares owned by such Seller (other than this Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Company Shares.

      Section 4.6 Intellectual Property. Such Seller has previously assigned to the Company all of such Seller's right, title and interest, if any, in and to the Company Intellectual Property and waived any and all moral rights, if any, of Seller therein. All of the right, title and interest, if any, of such Seller in the Software and in all inventions or other work product created or developed by such Seller within the scope of employment with the Company, and in each contribution of such Seller to the foregoing, and in all of the Company Intellectual Property in the foregoing, is owned by the Company either by operation of law, by agreement, by transfer, or otherwise. Except as set forth in Section 3.10.1 of the Disclosure Schedule, the Software (except for the Embedded Products) is original with the Company or the Software Authors and does not contain any material created by any parties other than the Software Authors. Such Seller has no actual knowledge (without independent investigation) that any of the Principals' representations and warranties in Section 3.10 of this Agreement contain any untrue statement or omit to state a material fact necessary to make the statements therein not misleading.

      Section 4.7 Brokers' Fees. Such Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company is or could become liable or obligated.

      Section 4.8 Certain Business Relationships with the Company. Except as set forth in Section 4.8 of the Disclosure Schedule, such Seller and its Affiliates do not have any ownership interest in any of the assets of the Company and do not own, of record or as a beneficial owner, a substantial equity interest or any other financial or profit interest in any Person that has engaged in competition with the Company with respect to any line of products or services of the Company, in any market presently served by the Company except for ownership of less than five percent (5%) of the outstanding capital stock of any Person that is publicly traded on any recognized stock exchange or in the over-the-counter market in the United States or Canada. Except as set forth in
Section 4.8 of the Disclosure Schedule, such Seller and its Affiliates are not a party to any contract with nor have any claim or right against the Company. All money owed by the Company to such Seller or any of its Affiliates (other than for salary) is for bona fide debts and are set forth in Section 4.8 of the Disclosure Schedule. Effective with the Closing, there shall be no legal relationship between such Seller or its Affiliates, on the one hand, and the Company on the other hand, except for employment agreements and relationships expressly set forth in Section 4.8 or 3.18.2 of the Disclosure Schedule.

      Section 4.9 Litigation. Such Seller is not (i) subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) a party, or to the Knowledge of such Seller threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any Governmental Body or before any arbitrator, that would or might restrain, materially condition, prohibit consummation of or rescind the transactions contemplated by this Agreement, or impose any material limitations on any provision of this Agreement, or compel Buyer or such Seller to dispose of or hold separate a material portion of the assets of the Company, as a result of the transactions contemplated by this Agreement.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made as of the Closing Date):

      Section 5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      Section 5.2 Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, consummation and performance of this Agreement have been duly authorized and approved by all necessary actions of Buyer's board of directors. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions except to the extent that the enforceability of this Agreement may be subject to or limited by rules of equity or by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

      Section 5.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any Legal Requirements which Buyer is subject or any provision of its Organizational Documents (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it or any of its assets is bound. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order for the Buyer to consummate the transactions contemplated by this Agreement, except as set forth in Section 5.3 of the Disclosure Schedule.

      Section 5.4 Brokers' Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

                                   ARTICLE VI
                                    COVENANTS

      Section 6.1 Covenants to be Effective at Closing. The Parties agree as follows, effective at Closing:

            6.1.1. Termination of Shareholder Agreement. Sellers hereby terminate that certain Unanimous Shareholder Agreement dated June 28, 1996 among Sellers, which shall be of no further force or effect.

      Section 6.2 Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

            6.2.1. General. From time to time after the Closing, each Seller will at his, her or its own expense, execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request, and from time to time after the Closing, Buyer will, at its own expense, execute and deliver such documents to Sellers as Sellers may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement.

            6.2.2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

            6.2.3. Transition. Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining similar business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Sellers will refer all customer inquiries relating to software products for the Year 2000 Market to Buyer from and after the Closing.

            6.2.4. Confidentiality. Each Seller will treat and hold as such all of the Confidential Information of the Company or Buyer (which shall be deemed to include the terms and conditions of this Agreement), refrain from using any of such Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of such Confidential Information which are in his, her or its possession. Each Seller agrees to safeguard any such Confidential Information using measures that are equal to the standard of protection used by the Company to protect its own confidential information of comparable value, but in no event less than reasonable care. In the event that any Seller is requested or required to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.2.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any such Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of such Confidential Information required to be disclosed as Buyer shall designate. If Buyer determines that not all of the Confidential Information of the Company was fixed in a tangible medium or disclosed to Buyer in full or at all prior to the Closing, each Seller agrees, upon reasonable request from Buyer, to fix in a tangible medium any such Confidential Information not previously so fixed of which such Seller has Knowledge, and to provide Buyer with full disclosure of any such Confidential Information not previously fully disclosed, including the providing of additional explanation and documentation.

            6.2.5. Audit Rights. Commencing September 1, 1998, Sellers shall have the right once during each six (6) month period thereafter (but not during the months of July or August) acting by Majority Action, to have their representatives reasonably approved by Buyer perform an inspection of the books and records of Buyer for the immediately prior fiscal year of Buyer (of if shorter, the period since Sellers' last inspection) as they relate to Additional Payments, Target Payments and Customer Payments under this Agreement. Except for the months of July and August, any such inspection shall be permitted by Buyer within fifteen (15) days of receipt of Sellers' written request to inspect, during normal business hours, at a time mutually agreed upon by Sellers and Buyer. Sellers shall provide a copy of the report from such inspection to Buyer promptly upon completion and Buyer shall within thirty (30) days pay to Sellers the amount of any additional Additional Payments, Target Payments and Customer Payments due. The cost of each such inspection will be borne by Sellers; provided, however, that if such an inspection conducted at the expense of Sellers shows that Buyer failed to pay when due to Sellers an amount greater than ten percent (10%) of all Additional Payments, Target Payments and Customer Payments determined to have been due to Sellers during the period inspected, Buyer shall reimburse Sellers for the reasonable, documented out-of-pocket expenses incurred in such inspection and Sellers shall have the right to conduct future such inspections every three (3) months thereafter until an inspection shows a discrepancy of less than five percent (5%) of all amounts due in the inspected period. If at any time Buyer's books and records show Buyer has paid to Sellers an amount of Additional Payments, Target Payments and Customer Payments greater than that due to Sellers under this Agreement, Buyer shall so notify Sellers in writing, providing reasonable documentation, and Sellers shall pay to Buyer the amount of Additional Payments, Target Payments and Customer Payments overpaid within thirty (30) days or, at Buyer's option, provide Buyer with a credit in the same amount toward Buyer's future Additional Payment, Target Payment and Customer Payment obligations.

            6.2.6. Continuing Support. Each Seller will provide such support and assistance, at the Company's expense, including the providing of documentation and testimony, as is reasonably required by Buyer to prosecute applications for registration of Company Intellectual Property, to finalize and record the assignment of Company Intellectual Property to the Company or its successors and assigns with the appropriate Governmental Bodies, and for otherwise perfecting and enforcing Company Intellectual Property.

            6.2.7. Recordkeeping. Buyer will keep such records as can enable the Additional Payments, Target Payments and Customer Payments due hereunder to be accurately determined and to verify any claim for indemnity pursuant to Article
VIII. These records will be retained by Buyer and will be made available for inspection at the request of and at the expense of Sellers as provided in
Section 6.2.5. Particular documents from which the accounting is determined need not be retained by Buyer more than two (2) years after completion of an inspection thereof, if an inspection has been requested, and, in any event, no more than three (3) years from their date of origin.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      Section 7.1 Conditions to the Obligations of Buyer. The obligations of Buyer under this Agreement to consummate the transactions to be performed by it in connection with the Closing shall be subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions precedent:

            7.1.1. Representations and Warranties. All representations and warranties of Principals and Sellers contained in this Agreement and in the Disclosure Schedule and all certificates and other documents delivered by the Company, Principals and Sellers to Buyer or its representatives pursuant to this Agreement and or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            7.1.2. No Material Adverse Change. During the period from the date hereof to the Closing Date, the Company shall not have sustained any material loss or damage to its assets, whether or not insured, nor shall there have been any material adverse change in the assets or the business of the Company.

            7.1.3. Disclosure Schedule Delivered. All amendments and supplements to the Disclosure Schedule to be delivered prior to Closing to Buyer by Principals or Sellers hereunder shall have been so delivered with time sufficient for Buyer's review and in no event later than two (2) business days prior to Closing, and each such amendment and supplement shall be satisfactory in form, and content, to Buyer, such satisfaction to be determined in Buyer's reasonable discretion. To the extent Principals or Sellers amend or supplement the Disclosure Schedule immediately prior to Closing, each such amendment and supplement shall be satisfactory in form, and content, to Buyer, such satisfaction to be determined in Buyer's reasonable discretion.

            7.1.4. Obtaining of Consents and Approvals. Except as otherwise contemplated by this Agreement, Sellers and the Company shall have executed and delivered to Buyer, or shall have caused to be executed and delivered, any consents, waivers, approvals, permits, licenses or authorizations which, if not obtained on or prior to the Closing Date, would have a material adverse effect on the consummation of the transactions contemplated hereby or on the assets or the business of the Company.

            7.1.5. Performance by Sellers. Sellers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Sellers on or before the Closing Date.

            7.1.6. Absence of Litigation. There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement, and there shall not be instituted or pending any action or proceeding before any Governmental Body (i) challenging the acquisition by Buyer of the Company Shares or otherwise seeking to restrain, materially condition, prohibit consummation of or rescind the transactions contemplated by this Agreement, or seeking to impose any material limitations on any provision of this Agreement, (ii) seeking to compel Buyer or Sellers to dispose of or hold separate a material portion of the assets of the Company as a result of the transactions contemplated by this Agreement, (iii) that might affect adversely the right of Buyer to own the Company Shares or control the Company, or (iv) that might affect adversely the right of any of the Company to own its assets and operate its businesses as heretofore owned and operated.

            7.1.7. Governmental Approvals. The Parties shall have received all authorizations, consents, and approvals of Governmental Bodies which, if not obtained on or prior to the Closing Date, would have a material adverse affect on the consummation of the transactions contemplated hereby or on the assets or the business of the Company.

            7.1.8. Employment Agreements; Other Employees. Each of Samanani, Mabey, Ward Anderson, Harold Hoover, Thomas Oke and Dean Elhard shall have entered into a written employment agreement with Buyer or the Company in form reasonably satisfactory to Buyer and the same shall be in full force and effect. All of the other employees of the Company designated by Buyer, shall have entered into employment arrangements with Buyer or the Company on terms and conditions satisfactory to Buyer.

            7.1.9. Noncompetition Agreements. Each Seller shall execute and deliver a noncompetition agreement in form reasonably satisfactory to Buyer and the same shall be in full force and effect.

            7.1.10. Resignations. Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company.

            7.1.11. Independent Accountants' Advice. Buyer's independent accountants shall have advised Buyer regarding the accounting treatment of the transactions contemplated by this Agreement, which shall be satisfactory to Buyer in its discretion.

            7.1.12. Opinion of Sellers' Counsel. Sellers shall have furnished Buyer with a favorable opinion of Macleod Dixon, counsel for Sellers, dated the Closing Date, in form reasonably acceptable to Buyer and its counsel.

            7.1.13. Delivery of Documents. The execution and delivery to Buyer by Sellers of the following, all dated as of the Closing Date:

                 7.1.13.1. certificates representing the Company Shares, in form reasonably satisfactory to Buyer, a duly executed transfer of share certificates, and all other documents required by the terms of this Agreement to be executed and delivered by Sellers;

                 7.1.13.2. certified resolutions of the board of directors and (if required by any applicable Legal Requirement) of the stockholders of any Seller that is a corporation, duly authorizing the execution and delivery of this Agreement and the performance by such Seller of its obligations hereunder;

                 7.1.13.3. a true and complete copy of the Documentation in electronic form;

                 7.1.13.4. the Withholding Forms;

                 7.1.13.5. a guarantee acknowledgment certificate from each of Mabey and Samanani with respect to their obligations under Article VIII of this Agreement; provided, that the Parties hereby agree that the obligations of Mabey and Samanani under this Agreement are intended by the Parties to be primary obligations and not obligations of suretyship, guaranty or indemnity and such certificates are executed, delivered and intended to be effective only in case any court of competent jurisdiction determines that such certificates are required in order for such obligations to be enforced under applicable Legal Requirements;

                 7.1.13.6. the original promissory notes representing the Closing Debt, together with releases in form satisfactory to Buyer of the obligations of the Company thereunder; and

                 7.1.13.7. such other documents, instruments and certificates as may be reasonably requested by Buyer or its counsel to effectuate the transactions contemplated by this Agreement.

            7.1.14. Waiver. Buyer may, in its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.1 of this Agreement, provided that any such waiver granted by Buyer shall have no effect upon or as against any of the other conditions not so waived.

      Section 7.2 Conditions to Obligation of Sellers. The obligations of each Seller under this Agreement to consummate the transactions to be performed by it in connection with the Closing shall be subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions precedent:

            7.2.1. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            7.2.2. Performance by Buyer. Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date. Without limiting the generality of the foregoing, Buyer shall have made arrangements reasonably satisfactory to Sellers to pay or cause the Company to pay the Closing Debt at the Closing.

            7.2.3. Absence of Litigation. There shall not be in effect any order of any Governmental Body enjoining or restraining the transactions contemplated by this Agreement.

            7.2.4. Stock Option Awards. The board of directors of Buyer shall have authorized stock options under the Buyer's 1997 Equity Incentive Plan to the individuals and in the amounts listed on Schedule 7.2.4. The exercise price of such options shall be the closing price of Buyer's common stock on The NASDAQ National Market on the Closing Date. Such options shall be evidenced by separate stock option agreements on terms and conditions consistent with Buyer's practice with respect to its other employees.

            7.2.5. Opinion of Buyer's Counsel. Buyer shall have furnished Sellers with the favorable opinion of Catherine R. Hardwick, General Counsel for Buyer dated as of the Closing Date, in form reasonably acceptable to Sellers and their counsel.

            7.2.6. Delivery of Documents. The execution and delivery to Sellers by Buyer of the following, all dated as of the Closing Date:

                 7.2.6.1. certified resolutions of the board of directors of Buyer duly authorizing the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder; and

                 7.2.6.2. such other documents, instruments and certificates as may be reasonably requested by Sellers or their counsel to effectuate the transactions contemplated by this Agreement.

            7.2.7. Waiver. Sellers may, in their sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.2 of this Agreement, provided that any such waiver granted shall not constitute a waiver by Sellers of any other conditions not so waived.

                                  ARTICLE VIII
         JOINT ACTION BY SELLERS; SELLERS' REPRESENTATIVE;REMEDIES FOR
                           BREACHES OF THIS AGREEMENT

      Section 8.1 Majority Action by Sellers. Following the execution and delivery of this Agreement by Sellers and Buyer, any action required or permitted to be taken by Sellers or any of them under this Agreement shall be taken by Sellers only pursuant to the vote or written consent of Sellers holding a majority of the Company Shares as specified in Section 3.3 of the Disclosure Schedule and communicated in writing by such Sellers to Buyer ("Majority Action"), except as expressly set forth in Section 8.5.2 below. Any action taken by Sellers in accordance with this Section 8.1 shall be binding on all of Sellers and any action purported to be taken by any Seller in contravention of this Section 8.1 shall be null, void and of no effect. Buyer shall be entitled to rely on the written Majority Action that any action of Sellers therein is so authorized, Buyer shall have no obligation to examine or pass upon the validity, effectiveness or genuineness of any such Majority Action and Sellers shall jointly and severally indemnify and hold Buyer harmless in connection therewith.

      Section 8.2 Sellers' Representative. Each Seller hereby irrevocably appoints and authorizes Sellers' Representative to receive all payments due from Buyer to such Seller pursuant to this Agreement, including without limitation the Closing Payment and any Additional Payments, Target Payments and Customer Payments, and hereby irrevocably instructs Buyer to make all such payments due and payable to such Seller pursuant to this Agreement to Sellers' Representative at the office set forth in Section 10.7. Buyer shall have no further obligation to any Seller with respect to any payments required under this Agreement that Buyer makes directly to Sellers' Representative and Sellers shall jointly and severally indemnify and hold Buyer harmless with respect to any such payments. Acting jointly by Majority Action, Sellers shall be entitled to designate a replacement Sellers' Representative in writing to Buyer from time to time, provided, that each Sellers' Representative shall at all times be a Person authorized by the applicable Legal Requirements to receive and remit such payments. In the event Sellers' Representative resigns or Sellers designate a replacement and no successor Sellers' Representative appointed by Sellers shall have accepted such appointment within thirty (30) days after Buyer receives written notice of such resignation or replacement, then Buyer may, on behalf of Sellers, appoint a successor Sellers' Representative meeting the foregoing qualifications that is a trust company, law firm or firm of chartered accountants entitled to do business or practice in Alberta.

      Section 8.3 Survival of Representations, Warranties and Covenants. All representations and warranties contained in this Agreement, the Disclosure Schedule and any other certificates or documents delivered pursuant hereto shall not be deemed to be waived or otherwise affected by any Knowledge of, or any investigation made by or on behalf of, any Party and shall survive as provided below notwithstanding any such Knowledge or investigation. Except as otherwise provided in this Section 8.3, all of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of two (2) years thereafter. All of the representations and warranties of Sellers contained in Section 3.14 (Tax Matters) and Section 4.5 (Company Shares; Title) above shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations). Each covenant and indemnification provision contained in this Agreement and any other certificates or documents delivered pursuant hereto shall survive the Closing hereunder and continue in full force and effect until the obligations arising thereunder have been fully performed and discharged.

      Section 8.4 Indemnification Provisions for Benefit of Buyer. Subject to
Section 8.8, the Principals and Sellers jointly and severally agree to indemnify and hold Buyer harmless on demand for, from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of the

Principals and Sellers, or any breach or nonfulfillment of any covenant of any Seller, contained in this Agreement, in the Disclosure Schedule or in any certificates or documents delivered by Sellers pursuant to this Agreement (including third party allegations of the foregoing); provided, that Buyer makes a written claim for such indemnification within any applicable survival period. Without limiting the generality of the foregoing, the foregoing indemnity obligations of the Principals and all Sellers (including Sellers other than the Principals) shall apply to the representations and warranties of the Principals set forth in Article III of this Agreement.

      Section 8.5 Indemnification Provisions for Benefit of Sellers.

            8.5.1. In General. Subject to Section 8.8, Buyer agrees to indemnify and hold Sellers harmless on demand for, from and against the entirety of any Adverse Consequences Sellers may suffer (including any Adverse Consequences Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of Buyer, or any breach or nonfulfillment of any covenant of Buyer, contained in this Agreement, in the Disclosure Schedule or in any certificates or documents delivered by Buyer pursuant to this Agreement (including third party allegations of the foregoing); provided, that Sellers, acting jointly by Majority Action, make a written claim for such indemnification within any applicable survival period.

            8.5.2. Procedure for Majority Action. Sellers shall collectively be treated as one Party for purposes of action as an Indemnified Party and shall take all action in such capacity by Majority Action. No Seller may make a claim for indemnification hereunder except by Majority Action. Notwithstanding any provision of Section 8.1 above to the contrary, the Principals and Sellers shall be entitled to act individually, and shall not be required to act by Majority Action, for purposes of action by any of them as an Indemnifying Party.

      Section 8.6 Matters Involving Third Parties.

            8.6.1. Notice. If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any Indemnifying Party under this Article VIII, then the Indemnified Party shall promptly give the Indemnifying Party a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the Third Party Claim and the amount or a good faith estimate (if known) of the Adverse Consequences arising therefrom, and enclosing a copy of any papers served upon the Indemnified Party; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay. If Sellers are the Indemnified Party, the Claim Notice shall be made by Majority Action. If Buyer is the Indemnified Party, the Claim Notice shall be delivered to Sellers in the manner provided for notices under Article X.

            8.6.2. Defense of Claims.

                 8.6.2.1. In General. Upon receipt by the Indemnifying Party of a Claim Notice, the Indemnifying Party may participate in, and at the request of the Indemnified Party shall assume, the administration and defense of the claim described therein. The Indemnified Party shall have the right to approve the Indemnifying Party's selection of counsel with respect to any such Third Party Claim, such approval not to be withheld unreasonably. The fees and expenses of the Indemnifying Party's counsel as well as the fees and expenses of the Indemnified Party shall be borne by the Indemnifying Party, except as expressly set forth in Section 8.6.2.2 below. Notwithstanding the foregoing, in the event of any Third Party Claim of Intellectual Property infringement or misappropriation arising from the use or exploitation by the Company, its successors and assigns or End Users of the Software or other Company Intellectual Property ("Infringement Claim"), Buyer shall have sole right to choose counsel and to control the defense of the Third Party Claim, all at the expense of the Indemnifying Party, except as expressly set forth in Section
8.6.2.2 below. Without limiting the generality of the foregoing, the Indemnifying Party shall have the obligation in the case of an Infringement Claim, at the Indemnifying Party's expense, and within a time which will not cause a materially adverse effect on the Company's or its successors' and assigns' ability to use and exploit the Software or other Company Intellectual Property, either to replace or modify the Software or other Company Intellectual Property affected so as to avoid infringement, or to procure the right and license for the Company, its successors and assigns to continue use and exploitation of the Software or other Company Intellectual Property. In furtherance of the foregoing, Buyer shall provide reasonable access to the source code of any allegedly infringing Software (subject to reasonable undertakings to maintain confidentiality) to any properly qualified Principal or Seller for the sole purpose of assisting such individual's efforts to timely effect such modifications to the Software. If any such Principal or Seller is then an employee of the Company or Buyer, the Buyer shall permit such individual to effect any such timely modifications in the course of his employment.

                 8.6.2.2. Defense Costs for Infringement Claims. In the case of each Infringement Claim, Buyer shall advance the fees and expenses of counsel selected by Buyer in an amount not to exceed Two Hundred Thousand US Dollars (US $200,000) per Infringement Claim. The Indemnifying Party shall bear all such fees and expenses in excess of US $200,000 without regard to the limitations set forth in Section 8.8.1 below but subject to the limitations in Section 8.8.2 below. For purposes of Buyer's obligation to advance such fees and expenses, all claims and allegations of a third party or group of third parties making an Infringement Claim in connection with a proceeding or group of related proceedings shall be treated as a single Infringement Claim. In the event that the third party or group of third parties asserting an Infringement Claim shall prevail with respect to a substantial portion of the claims or allegations included in the Infringement Claim (by final judgment, settlement or otherwise), then the amounts advanced by Buyer for fees and expenses pursuant to this paragraph shall be included in the Adverse Consequences with respect to which the Indemnifying Party shall indemnify Buyer pursuant to this Agreement, subject to the limitations in Sections 8.8.1 and 8.8.2 below. In the event such third party or group of third parties shall not prevail as set forth in the preceding sentence, Buyer shall bear any fees and expenses previously advanced by Buyer pursuant to this paragraph.

            8.6.3. Settlement. Any Indemnifying Party shall give written notice to the Indemnified Party of any proposed settlement of any Third Party Claim. The Indemnifying Party shall have the right to settle with money any Third Party Claim for which indemnification has been sought hereunder. Notwithstanding the foregoing, however, in the case where Buyer is the Indemnified Party, the Indemnifying Party shall have no right to settle any such Third Party Claim by agreeing to, or committing to agree on behalf of the Indemnified Party, any injunction or other equitable relief or any settlement of, or an adverse judgment with respect to, the Third Party Claim that, in the good faith judgment of the Indemnified Party, will likely impose any limitation on the Software or other assets or business activities of the Indemnified Party or establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party. An Indemnified Party may refuse to accept a settlement proposed by the Indemnifying Party, but in such event (other than a proposed settlement described in the foregoing sentence) the Indemnifying Party shall not be obligated to pay more than the amount for which the Indemnifying Party was willing to settle the Third Party Claim, and the Indemnified Party shall be responsible for all Adverse Consequences greater than such amount. Except in circumstances where an Indemnified Party has refused to accept a settlement proposed by the Indemnifying Party and has become responsible for Adverse Consequences greater than the proposed settlement amount as set forth in the preceding sentence, no Indemnified Party may settle a claim for which indemnification has been sought hereunder. If any Indemnified Party seeks to question the manner in which any Indemnifying Party defended such Third Party Claim or the amount or nature of any such settlement, such Indemnified Party shall have the burden to prove by a preponderance of evidence that the Indemnifying Party did not defend or settle such Third Party Claim in a reasonably prudent manner.

            8.6.4. Cooperation. Any Indemnified Party shall make available to any Indemnifying Party and its attorneys and accountants, all books, records and documents relating to any Third Party Claim hereunder and the Parties shall render to each other reasonable assistance in the defense of any claim hereunder which arises as the result of claims made by persons not a Party to this Agreement.

      Section 8.7 Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the interest discount rate) in determining Adverse Consequences for purposes of this Article
VIII. All indemnification payments under this Article VIII shall be deemed adjustments to the purchase price of the Company Shares.

      Section 8.8 Limitations on Indemnification.

            8.8.1. Basket. No Indemnifying Party shall have any obligation to indemnify any Indemnified Party for, from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty under this Agreement (except for the representations and warranties contained in Section
3.14 and Section 4.5, and except as provided in Section 8.6.2.2 and except in the case of fraud and intentional misrepresentation) until the Indemnified Party has suffered

Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a One Hundred Fifty Thousand US Dollar (US $150,000) aggregate threshold, at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against all such Adverse Consequences relating back to the first dollar.

            8.8.2. Cap. Notwithstanding any provision of this Agreement to the contrary, the obligation of each Principal and each Seller to indemnify Buyer pursuant to this Article VIII (except in the case of fraud and intentional misrepresentation) shall not exceed Adverse Consequences in an amount equal to such Party's Pro Rata Share of an amount equal to (i) Four Million US Dollars (US $4,000,000), plus (ii) the Additional Payments, plus (iii) the Target Payments, plus (iv) the Customer Payments; provided, that such Pro Rata Share shall not exceed an amount equal to such Party's Pro Rata Share of the Total Consideration, reduced by such Party's Pro Rata Share of (x) any payments made by Sellers to Concord on account of the Total Consideration (other than payments on account of the Closing Payment) and (y) any payments made to present or former employees of the Company pursuant to the Agency Agreement on account of the Total Consideration. The provisions of this Section 8.8.2 shall not limit the rights and remedies of Buyer pursuant to Section 10.14 of this Agreement (Specific Performance).

            8.8.3. Contribution. Each of the Principals and Sellers agrees that to the extent that such Party has paid more than its Pro Rata Share of Adverse Consequences, such Party shall be entitled to seek and receive contribution from and against any other Principal or Seller who has not paid its Pro Rata Share of such Adverse Consequences, so determined ; provided that the inability of any Principal or Seller to recover such contribution shall not affect such Party's obligations to indemnify Buyer to the full extent set forth in this Article VIII.

      Section 8.9 Waiver of Company Indemnification. Each Principal and each Seller hereby agrees that he, she or it will not make any claim for indemnification against the Company by reason of the fact that he, she or it was a director, officer, employee, or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is pursuant to any statute, Organizational Document, bylaw, agreement, or otherwise) with respect to any claim for indemnification or other remedy brought by Buyer against such Principal or such Seller pursuant to this Agreement, applicable law, or otherwise.

      Section 8.10 Offset. Buyer shall be entitled to offset any amounts payable by Sellers pursuant to this Article VIII against amounts otherwise due to Sellers pursuant to this Agreement or otherwise. Buyer shall exercise such offset rights against any amounts currently due to Sellers at the time any payment obligation of Sellers shall arise, before pursuing any other remedies against Sellers.

                                   ARTICLE IX
                                   DEFINITIONS

      "ADDITIONAL PAYMENTS" has the meaning set forth in Section 1.3 above.

      "ADVERSE CONSEQUENCES" means all Liabilities resulting from, arising out of, relating to, in the nature of or caused by all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified; provided, that for purposes of Section 1.3 of this Agreement, "Affiliate" shall always include the Company even if the Company ceases to be within the scope of the foregoing definition.

      "AGENCY AGREEMENT" means the Agency Agreement of even date herewith among the Sellers obligating such Sellers to make certain incentive payments to certain employees of the Company.

      "AGREEMENT" means this Stock Purchase Agreement.

      "APPLICABLE RATE" means ten percent (10%) per annum.

      "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "BUNDLED REVENUE" means, for any period of measurement, an amount equal to all amounts invoiced by Buyer and its Affiliates to an End User or a Third Party Licensor as the case may be, as License fees, in connection with a transaction in which an Earnout Product is bundled with one or more other Buyer products and/or Third Party Licensor products Licensed during such period, excluding any amounts charged for Maintenance pursuant to a separate invoice or as a separate item on an invoice; provided, that if a License obligates Buyer or its Affiliates to provide Maintenance for any period without any separate charge for such Maintenance, the Bundled Revenue for such License means an amount calculated as follows:

         Bundled Revenue = Bundled License Fee x [1 - ( y/ 365 x .15 )]

Where "Bundled License Fee" is an amount equal to the fees invoiced by Buyer or its Affiliates to an End User or a Third Party Licensor, as the case may be, as License fees in connection with such transaction, without any separate charge for Maintenance; and

Where y is the number of days (which may not be greater than 365) for which Buyer has agreed to provide such Maintenance without any separate charge.

      "BUYER" has the meaning set forth in the preface above.

      "CANCELED LICENSE REVENUE" has the meaning set forth in Section 1.3.4 above.

      "CLAIM NOTICE" has the meaning set forth in Section 8.6.1 above.

      "CLOSING" has the meaning set forth in Section 2.1 above.

      "CLOSING DATE" has the meaning set forth in Section 2.1 above.

      "CLOSING DEBT" means the long term indebtedness of the Company in the aggregate principal amount of Seven Hundred Thousand Canadian Dollars (Canadian $700,000), plus accrued interest thereon at the rate of twenty-five percent (25%) per annum through the Closing Date, translated into US Dollars at the exchange rate reported by Wells Fargo Bank, Phoenix, Arizona, for the business day immediately preceding the Closing Date, to Roshan Jaffer, Noorali Jaffer, Farhad Dhanji, Anis Dhanji, Naseem Talakshi, Salim Sumar, The K. Jivraj Family Trust and 667813 Alberta Ltd., pursuant to the Promissory Notes of the Company dated June 28, 1996.

      "CLOSING PAYMENT" has the meaning set forth in Section 1.2 above.

      "COMPANY" has the meaning set forth in the preface above.

      "COMPANY GOVERNMENTAL AUTHORIZATIONS" have the meaning set forth in
Section 3.13.2 above.

      "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property used, developed, marketed, distributed or licensed by the Company, including the Software but excluding Embedded Products.

      "COMPANY MAINTENANCE DEDUCTION" means, for purposes of calculating Customer Payments with respect to a Selected End User License under this Agreement, an amount calculated as follows:

Company Maintenance Deduction =   y/365   x .10 x Selected Company Revenue
                                          from such Selected End User License

Where y is the number of days (which may be equal to, greater than or less than 365) for which the Company has agreed to provide Maintenance pursuant to the Selected End User License or an option granted to an End User thereunder.

      "COMPANY SHARES" means the common stock of the Company, no par value per share.

      "COMPETING PRODUCT" means any computer software product (other than a Derivation) that is designed to perform substantially the same functions as an Earnout Product for the Year 2000 Market; provided, that Competing Product shall not include (i) any such product that performs substantially the same functions as an Earnout Product for a different platform (including without limitation the UNIX platform), database, application or programming language than the platforms, databases, applications or programming languages addressed by the Earnout Products, (ii) any such product that is marketed or Licensed to a class of customers in the Year 2000 Market to whom the Buyer, its Affiliates and Third Party Licensors have not granted significant Licenses after reasonable marketing efforts commensurate with their marketing efforts to customers in the Year 2000 Market generally, or (iii) any computer software product of a third party that Buyer or its Affiliates has any right to market or License as of the Closing Date, as disclosed in Schedule 1.3.6 delivered hereunder.

      "CONCORD" means Concord Corporation.

      "CONFIDENTIAL INFORMATION" means all information of any kind which is or has been treated by a Person as confidential or which otherwise is subject matter protected by operation of law as "confidential" or "proprietary," and all media in which such information is contained, including without limitation all:
Trade Secrets and Know-How, and all of the following if not otherwise a Trade Secret or Know-How: business and product ideas and concepts; databases; customer, licensee, End User and supplier lists and information; pricing and cost information; customer and sales information; business, product and marketing plans, studies and proposals; source code and source documentation whether completed or in development; user documentation whether completed or in development; research and development projects and plans; product development proposals and plans and prototypes; employee information, profit and loss information, and competitive analyses.

      "CONTRACTS" has the meaning set forth in Section 3.11.1 above.

      "COPYRIGHTS" means all unregistered and registered works of authorship and/or rights under copyright laws, and all registrations and applications for registration thereof, and all rights to enforce rights under copyright laws, and all of the works (or portions of works) to which such rights attach.

      "CUSTOMER PAYMENTS" has the meaning set forth in Section 1.6 above.

      "DECEMBER 31 BALANCE SHEET" means the balance sheet contained within the December Financial Statements.

      "DECEMBER 31 FINANCIAL STATEMENTS" has the meaning set forth in Section
3.8.1 above.

      "DERIVATION" means any computer software product or portion thereof (i) that constitutes a "derivative work" with respect to EraScan PC, EraTest PC or EraFix PC (as more particularly described in Section 3.10.1 of the Disclosure Schedule) under the United States Copyright Act or (ii) which is covered by at least one claim of the Patents of the Company and/or any patent application included in such Patents, which claim is fully and legally supported by the specification for that application as to written description of the invention, best mode, and enablement within the meaning of 35 U.S.C. ss. 112, which is novel within the meaning of 35 U.S.C. ss. 102 and which is non-obvious within the meaning of 35 U.S.C. ss. 103 (or similar provisions of local law for Patents and applications outside the United States). Without limiting the generality of the foregoing, Derivation shall not include
(x) any improvement to EraScan PC, EraTest PC or EraFix PC based on Confidential Information of the Company or other Company Intellectual Property, which improvement is not described in (i) or (ii) of the preceding sentence and (y) derivative works with respect to EraScan PC, EraTest PC and EraFix PC described in (i) of the preceding sentence and improvements covered by at least one claim of the Patents of the Company and/or any patent applications included in such Patents as described in (ii) of the preceding sentence, which derivative works or improvements are made a part of or are utilized in connection with product(s) of Buyer, an Affiliate of Buyer or a Third Party Licensor, for the purpose of integrating the operation of such other product(s) with an Earnout Product.

      "DISCLOSURE SCHEDULE" has the meaning set forth in Article III above.

      "DOCUMENTATION" means, as used in respect of software or the Software, all current related source documentation (including all drafts of source and object code, and all designs, diagrams, flow charts, specifications, explanations and commentary), and all current user documentation (including all user manuals), which are presently completed or in development.

      "EARNOUT PRODUCT" means EraScan PC, EraTest PC and EraFix PC as more particularly described in Section 3.10.1 of the Disclosure Schedule and all Derivations thereof for the Year 2000 Market; provided, however, that Earnout Product does not include any other product or service of Buyer, any Affiliate of Buyer or any Third Party Licensor, including but not limited to any Derivations of EraScan PC, EraTest PC or EraFix PC that are developed or marketed for applications other than the Year 2000 Market, including without limitation applications relating to Euro conversion.

      "EARNOUT RATE" means the following percentage rates to apply to the following levels of aggregate License Revenue (net of Canceled License Revenue) and Qualifying Service Revenue during the Earnout Term:

            Aggregate of License Revenue and                Earnout
            Qualifying Service Revenue (US $)                 Rate
            ---------------------------------                 ----
            $0 through $*******                             *****%
            Over $******* through $*******                  *****%
            Over $*******                                   *****%


                                       39
                        CONFIDENTIAL TREATMENT REQUESTED

      "EARNOUT TERM" means the period of time commencing on the Closing Date and ending at the close of business of Buyer on June 30, 2000.

      "EMBEDDED PRODUCTS" has the meaning set forth in Section 3.10.2.6 above.

      "EMPLOYEE BENEFIT PLAN" means any plan, contract, arrangement or agreement, singularly or collectively, entered into by the Company or sponsored, maintained, contributed to or arranged by the Company providing any non-salary benefits to employees of the Company.

      "EMPLOYEE PENSION BENEFIT PLAN" means any (a) non-qualified deferred compensation or retirement plan or arrangement involving the Company and any employees, (b) qualified defined contribution retirement plan or arrangement involving the Company and any employees, (c) qualified defined benefit retirement plan or arrangement involving the Company and any employees, and (d) plan or arrangement involving contributions by the Company to or for any employee's Retirement Savings Plan.

      "EMPLOYEE RELATED LEGISLATION" has the meaning set forth in Section 3.19.1 above.

      "END USER" means (i) a party to an End-User License or (ii) a Person for which Buyer, an Affiliate of Buyer or a Third Party Licensor performs a services engagement using an Earnout Product for internal business purposes of such Person.

      "END-USER LICENSES" means end-user licenses granted by the Company, an Affiliate of the Company or a Third Party Licensor to End-Users.

      "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Environmental Protection and Enhancement Act, S.A. 1992, c.E-13.3, the Canadian Environmental Protection Act, R.S.C. 1985, c.16, the Occupational Health and Safety Act, R.S.A., c.O-2, the Workers' Compensation Act, R.S.A. 1980 c.W-16, each as amended, together all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, circulars and charges thereunder) of federal, provincial, state, municipal and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases and pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

      "EQUIPMENT" has the meaning specified in Section 3.9.1 above.

      "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.8.1 above.

      "FIRST TARGET PAYMENT" has the meaning set forth in Section 1.4.1 above.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "GOVERNMENTAL BODY" means any (i) supranational body (including the European Union), nation, state, province, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, provincial, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or other entity and any court or other tribunal);
(iv) multi-national organization or body; or (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "INDEMNIFIED PARTY" means any Party entitled to indemnification pursuant to Article VIII above; provided that in the case of the Sellers, Indemnified Party means the Sellers collectively, acting by Majority Action.

      "INDEMNIFYING PARTY" means any Party obligated to indemnify an Indemnified Party pursuant to Article VIII above.

      "INFRINGEMENT CLAIM" has the meaning set forth in Section 8.6.2.1 above.

      "INTELLECTUAL PROPERTY" means all subject matter and rights of any kind or nature wherever located which are protected as "intellectual property" or "industrial property," including all (i) inventions, discoveries and designs (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents and utility models, (ii) all Trademarks,
(iii) all Copyrights, (iv) all unregistered and registered mask works and designs thereof and all registrations (including renewals) and applications for registration thereof, (v) all Confidential Information, (vi) all licenses and other permissions granted to third parties with respect to any of the foregoing,
(vii) all rights to enforce infringements or other violations of any of the foregoing, (viii) all rights granted by third parties to use or otherwise own or exercise rights in intellectual property of the third party, and (ix) all media in which any of the foregoing are contained.

      "JUNE 30 YEAR END" has the meaning set forth in Section 3.8.1 above.

      "KNOW-HOW" means all methods, processes, techniques and systems used, or developed by a Person which are subject matter protected by operation of law as "know-how," and all media in which any of the foregoing is contained or explained, including without limitation all methods, processes, techniques and systems relating to: software design and development; software tool and utilities development and use; product engineering, manufacturing and production; marketing and sales; and quality control testing.

      "KNOWLEDGE" means, with respect to any matter, actual knowledge after reasonable investigation, and in the case of an entity, such actual knowledge of the personnel responsible for such matter. Knowledge of the Company means such actual Knowledge of each Principal and the Company personnel responsible for such matter.

      "LEGAL REQUIREMENT" means any federal, provincial, state, local, municipal, foreign or other constitution, ordinance, regulation, rule, statute, treaty, or other law adopted, enacted, implemented, or promulgated by or under the authority of any Governmental Body (including without limitation Environmental, Health and Safety Laws) or by the eligible voters of any jurisdiction, and any agreement, approval, authorization, consent, injunction, judgment, license, order or permit by or with any Governmental Body or to which the Company or Buyer or any Seller, as applicable, is a party or by which the Company or Buyer or any Seller, as applicable, is bound.

      "LIABILITY" means any liability or obligation (whether known or unknown, asserted or unasserted, absolute, executory or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for Taxes.

      "LICENSE REVENUE" means, for any period of measurement, an amount equal to all amounts invoiced by Buyer and its Affiliates to an End User or Third Party Licensor as License fees, excluding any amounts charged for Maintenance pursuant to a separate invoice or as a separate item on an invoice; provided, that if a License obligates Buyer or its Affiliates to provide Maintenance for any period without any separate charge for such Maintenance, then License Revenue for such License means an amount calculated as follows:

                    License Revenue = License Fee  x [1 - ( y/365 x .15 )]


Where "License Fee" is the fee invoiced by Buyer and its Affiliates to an End User or Third Party Licensor as a License fee for an Earnout Product Licensed during such period, without any separate charge for Maintenance; and

Where y is the number of days (which may not be greater than 365) for which Buyer has agreed to provide such Maintenance without any separate charge.

      "LICENSED" has the meaning set forth in Section 1.3 above. "License," "Licenses" and similar derivations shall have correlative meanings.

      "LIST PRICE" means, with respect to any software product, an amount equal to the suggested list price established by the licensor of the product in its discretion from time to time, for its customers under similar circumstances but subject to Section 1.3.5, as a license fee for such product, excluding any amounts charged for Maintenance pursuant to a separate invoice or as a separate item on an invoice; provided, that if it is such licensor's standard practice to provide Maintenance for any period without any separate charge pursuant to licenses at such suggested list price, then List Price for such licenses means an amount calculated as follows:

            List Price = Gross List  x  [1 - ( y/365 x .15 )]

Where "Gross List" is such suggested list price without any separate charge for Maintenance; and

Where y is the number of days (which may not be greater than 365) for which the licensor agrees to provide such Maintenance without any separate charge.

      "MABEY" has the meaning set forth in the preface above.

      "MAINTENANCE" means, with respect to any software product, customer support, including for example telephone support and fixes of errors, defects and "bugs."

      "MAJORITY ACTION" has the meaning set forth in Section 8.1 above.

      "MIKECO" means 693897 Alberta Ltd.

      "NASHCO" means 693899 Alberta Ltd.

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) or in the case where the applicable Person has no past custom or practice with respect to a matter, consistent with good business practice in the software industry generally.

      "ORGANIZATIONAL DOCUMENTS" means, with respect to a corporation, the certificate and articles of incorporation, articles of amendment, articles of amalgamation (or similar governing document) and bylaws of the corporation, with respect to a limited liability company, the articles of organization (or similar governing document) and the operating agreement (or similar agreement) of the limited liability company, with respect to a partnership, the certificate or partnership (or similar governing document), if any, and the partnership or similar agreement of the partnership, and with respect to any other entity, the similar governing documents of such entity.

      "PARTY" or "PARTIES" means Buyer, any Seller and/or any Principal.

      "PATENTS" means all patents of any kind, patent applications, docketed inventions, utility models, and patent or invention disclosures and all reissues, continuations, continuations in part, revisions, extensions and reexaminations thereof, worldwide.

      "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other type of legal entity.

      "PRINCIPALS" means Mabey, Samanani and Karim Teja.

      "PROCESS AGENT" has the meaning set forth in Section 10.16 below.

      "PRO RATA SHARE" means, with respect to each Seller (other than Mikeco and Nashco), a percentage share equal to such Seller's percentage ownership of Company Shares set forth in Section 3.3 of the Disclosure Schedule. Pro Rata Share means, with respect to Mabey and Mikeco, jointly, a percentage share equal to the percentage ownership of Company Shares of Mikeco set forth in Section 3.3 of the Disclosure Schedule. Pro Rata Share means, with respect to Samanani and Nashco, jointly, a percentage share equal to the percentage ownership of Company shares of Nashco set forth in Section 3.3 of the Disclosure Schedule.

      "QUALIFYING SERVICE REVENUE" has the meaning set forth in Section 1.3.3 above.

      "RECEIVABLES" means all rights of the Company as of the Closing Date to receive payment (whether by cash or by trade) for goods sold or services rendered by the Company to its customers whether or not such customers have been presented with an invoice or statement for such payment prior to the Closing Date.

      "RETIREMENT SAVINGS PLAN" means:

            (a) a contract between an individual and a Person licensed or otherwise authorized under the laws of Canada or a province to carry on in Canada an annuities business, under which, in consideration of payment by the individual or the individual's spouse of any periodic or other amount a consideration under the contract, a retirement income commencing at maturity is to be provided for the individual, or

            (b) an arrangement under which payment is made by an individual or the individual's spouse

                  (i) in trust to a corporation licensed or otherwise authorized under the laws of Canada or a province to carry on in Canada the business of offering to the public its services as trustee, of any periodic or other amount as a contribution under the trust.

                  (ii) as a deposit with a branch or office, in Canada, of

                        (A) a Person who is, or is eligible to become, a member of the Canadian Payments Association, or

                        (B) a credit union that is a shareholder or member of a body corporate referred to as a "central" for the purposes of the Canadian Payments Association Act,

                  (in this section referred to as a "depositary")

            to be used, invested or otherwise applied by that corporation or that depositary, as the case may be, for the purpose of providing for the individual, commencing at maturity, a retirement income.

      "SAMANANI" has the meaning set forth in the preface above.

      "SECOND TARGET PAYMENT" has the meaning set forth in Section 1.4.2 above.

      "SECURITY INTEREST" means any mortgage, pledge, hypothecation, assignment, claim, easement, transfer restriction, lien (statutory or otherwise), encumbrance, charge, license, or other security interest or restriction on use of any kind or nature, other than (i) mechanic's, materialmen's, and similar liens disclosed in writing to Buyer, (ii) liens for Taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements in each case disclosed in the Financial Statements, and (iv) other liens arising in the Ordinary Course of Business not incurred in connection with the borrowing of money and disclosed in writing to Buyer.

      "SELECTED COMPANY REVENUE" has the meaning set forth in Section 1.6.1 above.

      "SELECTED END USER LICENSES" has the meaning set forth in Section 1.6.1 above.

      "SELLER" and "SELLERS" has the meanings set forth in the preface above.

      "SELLERS' REPRESENTATIVE" means Macleod Dixon, Barristers & Solicitors, and any successor to such Sellers' Representative duly appointed by Sellers or Buyer in accordance with Section 8.2 above.

      "SOFTWARE" means all of the computer software programs, and all components thereof, and all related source and object code, and related Documentation, and all derivatives and versions thereof, including all those in development, used, developed, marketed, distributed or licensed by the Company, and all Intellectual Property rights therein, other than Embedded Products.

      "SOFTWARE AUTHOR" means a Person who has authored, designed or invented, or any other Person or entity who participated in the development of the Software or any portion thereof, or performed any design, or other development work related to the Software.

      "SUBSIDIARY" means any corporation or other legal entity with respect to which a specified Person (or an Affiliate thereof) owns a majority of the common stock or other equity interest or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or similar governing body.

      "TARGET REVENUE" means License Revenue plus Qualifying Service Revenue, net of Canceled License Revenue.

      "TARGET PAYMENTS" has the meaning set forth in Section 1.4 above.

      "TAX" and "TAXES" means any federal, state, provincial, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability for any of the foregoing relating to a predecessor entity.

      "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "THIRD PARTY CLAIM" has the meaning set forth in Section 8.6.1 above.

      "THIRD PARTY LICENSOR" means all original equipment manufacturers, independent software vendors, system houses, system integrators, outsourcers, value added relicensors, distributors, dealers, solution providers, and other entities engaged in doing business with Buyer or its Affiliates for the purposes of directly or indirectly Licensing Earnout Products to End Users or using Earnout Products in service engagements for End Users. Third Party Licensor does not include any Affiliate of Buyer.

      "TOTAL CONSIDERATION" means the aggregate of (i) the Closing Payment, plus
(ii) the Additional Payments, plus (iii) the Target Payments, plus (iv) the Customer Payments.

      "TRADE SECRETS" means all Confidential Information which provides a Person with a competitive advantage and which otherwise is subject matter protected as a "trade secret" by operation of law, including subject matter treated as "trade secrets" under the Uniform Trade Secrets Act and the Restatement of Torts, as revised.

      "WITHHOLDING FORMS" has the meaning set forth in Section 1.7 above.

      "TRADEMARKS" means all registered and unregistered trademarks, service marks, Internet domain names, trade dress, logos and design designations, trade identity, trade names, corporate names, and corporate fictitious names, and all translations, adaptations, and combinations thereof, and all registrations (including renewals) and applications for registration thereof, and all of the goodwill associated therewith.

      "YEAR 2000 MARKET" means the worldwide market for computer software products and services designed to address problems and tasks related to requirements to identify, modify and otherwise address twentieth century and twenty-first century date designations in computer programs and data in the personal computer and distributed processing environments (but not the mainframe environment) to accommodate the year 2000 date change.

                                    ARTICLE X
                                  MISCELLANEOUS

      Section 10.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or Nasdaq agreement or rules concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

      Section 10.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      Section 10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      Section 10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers; provided, however, that Buyer may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform any or all of its obligations under this Agreement (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      Section 10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      Section 10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 10.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then seven
(7) business days after)
it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Principals and/or Sellers        Copy to: Macleod Dixon
(on behalf of all Sellers):                     Canterra Tower
                                                3700 400 Third Avenue, S.W.
Michael Howatt Mabey                            Calgary, Alberta, Canada T2P 4H2
9117 21st S.E.                                  Attn:  John T. Ramsay, Q.C.
Calgary, Alberta, Canada T2C 3Z4

         and

Nashirali Samanani
80 Edenwold Crescent N.W.
Calgary, Alberta, Canada T3A 3T6

If to Buyer:                           Copy to: Osborn Maledon
                                                Suite 2100

Viasoft, Inc.                                   2929 North Central Avenue
3033 North 44th Street                          Phoenix, Arizona  85012
Suite 101                                       Attn:  William M. Hardin, Esq.
Phoenix, AZ  85018
Attn:  General Counsel

If to the Sellers' Representative:              Macleod Dixon
                                                Canterra Tower
                                                3700 400 Third Avenue, S.W.
                                                Calgary, Alberta, Canada T2P 4H2
                                                Attn: John T. Ramsay, Q.C.

If to the Process Agent:                        Macleod Dixon
                                                Canterra Tower
                                                3700 400 Third Avenue, S.W.
                                                Calgary, Alberta, Canada T2P 4H2
                                                Attn: John T. Ramsay, Q.C.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. No notice or communication by mail sent during a mail distribution disruption or postal strike shall be effective. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      Section 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Arizona and the United States without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona and the United States.

      Section 10.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      Section 10.10 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      Section 10.11 Expenses. Except as expressly provided in Section 10.11 of the Disclosure Statement, each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Sellers agree that the Company has not borne or will not bear any of Sellers' costs and expenses (including any of their legal and investment banking fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. Sellers further agree that the Company has not borne and will not bear any fees or expenses associated with the preparation of the Company's Financial Statements in connection with this Agreement or the transactions contemplated hereby (including without limitation any fees or expenses relating to any audit) and Sellers agree to indemnify and hold Buyer harmless in connection therewith.

      Section 10.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Legal Requirement shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      Section 10.13 Incorporation of Exhibits and Disclosure Schedule. The Exhibits, Schedules, and the Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

      Section 10.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof without proving irreparable harm in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

      Section 10.15 Submission to Jurisdiction and Venue. Each of the Parties submits to the non- exclusive jurisdiction of any state or federal court sitting in Maricopa County, Arizona, and any provincial or national court sitting in Calgary, Alberta, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, except as provided in Section 1.8. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Seller and each Principal appoints Macleod Dixon (the "Process Agent") as such Party's agent to receive on his, her or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7 above or
(ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10.7 above. Nothing in this Section 10.15, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity.

      Section 10.16 Waiver of Jury Trial. DUE TO THE COMPLEXITY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT A TRIAL BEFORE A JUDGE IS MORE APPROPRIATE THAN A TRIAL BEFORE A JURY AND HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY AND AGREE NOT TO SEEK A TRIAL BY JURY IN ANY SUIT INVOLVING THE ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT OR ANY OF THE DOCUMENTS CONTEMPLATED HEREBY, AND GRANT THE JUDGE PRESIDING OVER ANY SUCH SUIT FULL POWER AND AUTHORITY TO DETERMINE ALL QUESTIONS OF FACT.

      Section 10.17 Interest on Amounts Past Due. All amounts payable under this Agreement not paid when due shall bear interest at the Applicable Rate until such amounts are paid in full.

                                   * * * * *

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                    BUYER:

                                    VIASOFT, INC., a Delaware corporation



                                    By:    /s/ Mark R. Schonau
                                        ----------------------------------
                                    Title:   CFO
                                          --------------------------------


                                    MABEY:


                                       /s/ Michael Mabey
                                    --------------------------------------
                                    Michael Howatt Mabey

                                    SAMANANI:

                                    /s/ Nashirali Samanani
                                    --------------------------------------
                                    Nashirali Samanani


                                    SELLERS:

                                    693899 ALBERTA LTD., a body corporate
                                    incorporated under the laws of the Province of Alberta

                                    By:   /s/ Nashirali Samanani
                                        ----------------------------------
                                    Nashirali Samanani, President

                                    693897 ALBERTA LTD., a body corporate
                                    incorporated under the laws of the Province of Alberta


                                    By:   /s/ Michael Mabey
                                        ----------------------------------
                                    Michael Howatt Mabey, President


                                    667813 ALBERTA LTD., a body corporate
                                    incorporated under the laws of the Province of Alberta

                                    By:    /s/ Karbir T. Jivraj
                                         --------------------------------
                                    Its: Director
                                         --------------------------------


                                       /s/ Noorali Jaffer
                                    -------------------------------------
                                    Noorali Jaffer


                                       /s/ Roshan Jaffer
                                    -------------------------------------
                                    Roshan Jaffer


                                       /s/ Farhad Dhanji
                                    -------------------------------------
                                    Farhad Dhanji


                                       /s/ Anis Dhanji
                                    -------------------------------------
                                    Anis Dhanji


                                       /s/ Salim Sumar
                                    -------------------------------------
                                    Salim Sumar


                                    N. Talakshi in Trust


                                    By:   /s/ Naseem Talakshi
                                        ----------------------------------
                                    Its: Trustee
                                         ---------------------------------

                                    The K. Jivraj Family Trust

                                    By:   /s/ Karbir T. Jivraj
                                        ----------------------------------
                                    Its:  Trustee
                                        ----------------------------------


                                   729608 ALBERTA LTD., a body corporate
                                    incorporated under the laws of the Province of Alberta


                                    By:   /s/ A. Ziml
                                        ----------------------------------
                                    Its:  Director
                                        ----------------------------------

                                       /s/ Ward Anderson
                                    --------------------------------------
                                    Ward Anderson

                                       /s/ Harold Hoover
                                    --------------------------------------
                                    Harold Hoover

                                       /s/ Thomas Oke
                                    --------------------------------------
                                    Thomas Oke

                                       /s/ Dean Elhard
                                    --------------------------------------
                                    Dean Elhard

                                       /s/ Douglas Bird
                                    --------------------------------------
                                    Douglas Bird

                                       /s/ Karim Teja
                                    --------------------------------------
                                    Karim Teja

                                       /s/ Harvey Brovald
                                    --------------------------------------
                                    Harvey Brovald

                                       /s/ Derek Miao
                                    --------------------------------------
                                    Derek Miao

                                       /s/ Fengying Zhang
                                    --------------------------------------
                                    Fengying Zhang

                                       /s/ Daniel Rickard
                                    --------------------------------------
                                    Daniel Rickard

                                       /s/ Wade Graham
                                    --------------------------------------
                                    Wade Graham